                                  SCHEDULE 14A

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                       DELTA AIR LINES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
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/ /  Fee paid previously with preliminary materials.
/ /  Check box if any part of the fee is offset as provided by Exchange Act Rule
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     previously. Identify the previous filing by registration statement number,
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
                                                             [LOGO]

                                                  Delta Air Lines, Inc.
                                                  General Offices
                                                  Hartsfield Atlanta
                                                  International Airport
                                                  Post Office Box 20706
                                                  Atlanta, Georgia 30320-6001

To Our Shareowners:

    On behalf of the Board of Directors, it is our pleasure to invite you to attend the 1998 Annual Meeting of Shareowners of Delta Air Lines, Inc. The meeting will be held at The Waldorf-Astoria, 301 Park Avenue, New York, New York 10022, on Thursday, October 22, 1998, at 9:00 a.m., local time. The purpose of the meeting is to act on the matters listed in the attached Notice and to report on the Company's activities during fiscal 1998. There will be an opportunity to discuss matters of interest to you as a shareowner.

    Please let us know whether you plan to attend the meeting by marking the appropriate box on your proxy card. If you use our new telephone or internet voting system, please indicate your plans when prompted. If you are a shareowner of record, you should bring the enclosed admission ticket to the meeting. If you are planning to attend the meeting and your shares are held in street name (by a bank or broker, for example), you should ask the record owner for a legal proxy or bring your most recent account statement to the meeting so that we can verify your ownership of Delta stock.

    If you will need special assistance at the meeting because of a disability, please contact Ms. Suzanne Rolon, Coordinator -- Investor Relations, Department 829, Delta Air Lines, Inc., P.O. Box 20706, Atlanta, Georgia 30320-6001.

    Your vote is important. We encourage you to sign and return your proxy card in the enclosed envelope, or to use our new telephone or internet voting system, to ensure that your shares are represented at the meeting.

                                          Cordially,

                                          [/S/ GERALD GRINSTEIN]

                                          Gerald Grinstein
                                          CHAIRMAN OF THE BOARD

                                                 [/S/ LEO F. MULLIN]

                                          LEO F. MULLIN
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

Atlanta, Georgia
September 16, 1998

                                                             [LOGO]

                                                  Delta Air Lines, Inc.
                                                  General Offices
                                                  Hartsfield Atlanta
                                                  International Airport
                                                  Post Office Box 20706
                                                  Atlanta, Georgia 30320-6001

                    NOTICE OF ANNUAL MEETING OF SHAREOWNERS

To the Shareowners of Delta Air Lines, Inc.:

    The Annual Meeting of Shareowners of Delta Air Lines, Inc. ("Annual Meeting") will be held at The Waldorf-Astoria, 301 Park Avenue, New York, New York 10022, on Thursday, October 22, 1998, at 9:00 a.m., local time, to consider and vote on:

        1.  The election of directors for the ensuing year.

        2. The ratification of the appointment of Arthur Andersen LLP as independent auditors for fiscal year 1999.

        3. The proposed amendment to Article Fourth of the Certificate of Incorporation to increase the authorized Common Stock of the Company from 150 million shares, par value $3.00 per share, to 450 million shares, par value $1.50 per share, and to effect a two-for-one split of the issued Common Stock of the Company.

        4. The shareowner proposal relating to cumulative voting for directors, if the proposal is presented at the meeting.

        5. The shareowner proposal relating to the CERES Principles for Public Environmental Accountability, if the proposal is presented at the meeting.

        6.  Such other matters as may properly come before the Annual Meeting.

    The close of business on August 31, 1998, has been fixed as the record date for determination of shareowners entitled to notice of, and to vote at, the Annual Meeting. During the ten-day period preceding the meeting, a list of shareowners entitled to vote at the Annual Meeting will be maintained at the offices of First Chicago NBD Corporation, 153 W. 51st Street, New York, New York 10019. Your attention is directed to the proxy statement accompanying this notice.

                                          By Order of the Board of Directors,

                                              [/S/ ROBERT S. HARKEY]

                                          Robert S. Harkey
                                          SENIOR VICE PRESIDENT -- GENERAL
                                          COUNSEL AND SECRETARY

Atlanta, Georgia
September 16, 1998

                             DELTA AIR LINES, INC.
                                GENERAL OFFICES
                    HARTSFIELD ATLANTA INTERNATIONAL AIRPORT
                             POST OFFICE BOX 20706
                          ATLANTA, GEORGIA 30320-6001

                                PROXY STATEMENT
                            ------------------------

                         ANNUAL MEETING OF SHAREOWNERS
                          TO BE HELD OCTOBER 22, 1998

    This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Delta Air Lines, Inc. ("Delta" or the "Company") to be voted at the 1998 Annual Meeting of Shareowners ("Annual Meeting"). The Annual Meeting will be held at The Waldorf-Astoria, 301 Park Avenue, New York, New York 10022, on Thursday, October 22, 1998, at 9:00 a.m., local time. The proxies may also be voted at any adjournment of the Annual Meeting. The approximate date of mailing of this proxy statement and the accompanying proxy card is September 16, 1998.

                               VOTING PROCEDURES

VOTING STOCK

    The Board of Directors set August 31, 1998, as the record date for the determination of shareowners entitled to notice of, and to vote at, the Annual Meeting. On the record date, there were outstanding 73,482,933 shares of common stock, par value $3 per share ("Common Stock"), and 6,596,638 shares of Series B ESOP Convertible Preferred Stock, par value $1 per share ("ESOP Preferred Stock"). These securities constitute the only classes of securities entitled to vote at the Annual Meeting.

    Each outstanding share of Common Stock and ESOP Preferred Stock entitles its holder to one vote, subject in the case of the ESOP Preferred Stock to adjustment in certain circumstances. Holders of the Common Stock and ESOP Preferred Stock will vote together as a single class on all matters presented at the Annual Meeting. In addition, the Common Stock will vote separately as a class on the proposal to amend Article Fourth of the Certificate of Incorporation.

    The ESOP Preferred Stock is held of record by Fidelity Management Trust Company, as trustee of the Delta Family-Care Savings Plan ("Savings Plan"), and may not be sold or distributed outside the Savings Plan except for resale to the Company.

VOTING BY PROXY

    GENERAL INFORMATION

    All properly executed written proxy cards, and all properly completed proxies voted by telephone or the internet, which are delivered pursuant to this solicitation (and not later revoked) will be voted at the meeting in accordance with the instructions given in the proxy. If a written proxy card is signed by a registered shareowner and returned without instructions, the shares will be voted (1) "FOR" the election of the director-nominees listed herein; (2) "FOR" the ratification of the appointment of Arthur Andersen LLP as independent auditors for fiscal year 1999; (3) "FOR" the proposed amendment to Article Fourth of the Certificate of Incorporation; (4) "AGAINST" the shareowner proposal relating to cumulative voting for directors; and (5) "AGAINST" the shareowner proposal relating to the CERES Principles for Public Environmental Accountability.

    Voting your proxy by mail, telephone or the internet will not limit your right to vote at the Annual Meeting if you later decide to attend in person. If your shares are held in the name of a broker, bank or other record holder, you must either direct the record holder as to how to vote your shares or obtain a proxy from the record holder to vote at the Annual Meeting.

    VOTING BY WRITTEN PROXY CARD

    If a shareowner is a corporation or partnership, the accompanying proxy card must be signed in the full corporate or partnership name by a duly authorized person. If the proxy card is signed pursuant to a power of attorney or by an executor, administrator, trustee or guardian, the signer's full title must be given and a certificate or other evidence of appointment must be furnished. If shares are owned jointly, each joint owner must sign the proxy card.

    VOTING BY TELEPHONE OR THE INTERNET

    Instructions for a shareowner of record to vote by telephone or the internet are set forth on the enclosed admission ticket attached to the proxy card. The telephone and internet voting procedures are designed to authenticate votes cast by use of a personal identification number. The procedures, which comply with Delaware law, allow shareowners to appoint a proxy to vote their shares and to confirm that their instructions have been properly recorded.

    REVOKING A PROXY

    A proxy given pursuant to this solicitation may be revoked by the shareowner, at any time prior to the voting of the proxy, by written notice to the Secretary of the Company, by a later-dated vote by proxy either signed and returned by mail or by using the telephone or internet voting procedures, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy.

QUORUM AND VOTING REQUIREMENTS

    A quorum at the Annual Meeting will consist of a majority of the votes entitled to be cast by the holders of all shares of Common Stock and ESOP Preferred Stock that are outstanding and entitled to vote.

    A majority of the votes entitled to be cast by the holders of all shares of Common Stock and ESOP Preferred Stock, voting together as a single class, that are present, or represented, at the meeting and entitled to vote will be necessary (1) to elect the director-nominees listed herein; (2) to ratify the appointment of Arthur Andersen LLP as independent auditors; (3) to approve the shareowner proposal relating to cumulative voting for directors; and (4) to approve the shareowner proposal relating to the CERES Principles for Public Environmental Accountability. Votes "withheld" from director-nominees, as well as abstentions on these proposals, will have the same effect as negative votes. Broker non-votes on these proposals will not be included in calculating the number of votes necessary for approval.

    The proposed amendment to Article Fourth of the Certificate of Incorporation requires the approval of a majority of the votes entitled to be cast by the holders of all outstanding shares of (1) Common Stock and ESOP Preferred Stock voting together as a single class; and (2) Common Stock voting as a separate class. Abstentions and broker non-votes on this proposal will have the same effect as negative votes.

                              GENERAL INFORMATION

BOARD OF DIRECTORS

    The Board of Directors is responsible for establishing broad corporate policies and for the overall performance of the Company. Members of the Board receive information about the Company's business through reports and documents given to them on a regular basis, as well as by operating, financial and other reports made at meetings of the Board of Directors and its Committees. Regular meetings of the Board of Directors are held six times per year and special meetings are scheduled when required. The Board held 14 meetings in fiscal 1998.

COMMITTEES ESTABLISHED BY THE BOARD

    The Committees established by the Board of Directors to assist it in discharging its responsibilities are described below. The biographical information concerning the directors, set forth elsewhere in this proxy statement, identifies the Committee memberships held by each director.

    The Audit Committee reviews the scope, conduct and results of the audits conducted by the independent auditors, the major non-audit services provided to the Company by the independent auditors and the adequacy of the Company's system of internal controls. It also recommends to the Board the engagement of independent auditors for the Company. The Committee, which consists of four non-employee directors, met five times in fiscal 1998.

    The Benefit Funds Investment Committee acts as the fiduciary for managing the investment policies and assets of certain of the Company's benefit plans. The Committee, which consists of four non-employee directors, met four times in fiscal 1998.

    The Corporate Governance Committee reviews and make recommendations to the Board of Directors concerning its composition, organization and processes; the type, function, size and membership of Board committees; qualifications and eligibility requirements for Board members; evaluation of the Board; Board compensation; and other corporate governance issues. The Committee, which consists of four non-employee directors, met four times in fiscal 1998.

    The Corporate Governance Committee also recommends to the Board candidates for election as directors, and will consider nominees recommended by shareowners. Shareowner recommendations should be submitted in writing to the Secretary of the Company with a description of the proposed nominee's qualifications and other relevant biographical information, as well as the nominee's consent to serve as a director. See "Submission of Shareowner Proposals and Nominations" on page 33 of this proxy statement.

    The Corporate Strategy Committee, which was established in October 1997, reviews the Company's long-term strategic goals, objectives and plans, and makes recommendations to management and the Board of Directors on these subjects. The Committee, which consists of four non-employee directors, met once in fiscal 1998.

    The Executive Committee exercises certain powers of the Board of Directors between Board meetings. The Committee, which consists of the chairmen of each of the Board's committees, did not meet in fiscal 1998.

    The Finance Committee reviews the Company's financial planning and financial structure, funds requirements, and borrowing and dividend policies. The Committee, which consists of four non-employee directors, met four times in fiscal 1998.

    The Personnel & Compensation Committee reviews and makes recommendations to the Board concerning the election of the Company's officers, the compensation for and evaluation of the Chief Executive Officer, management succession planning and the overall policy of the Company's benefit plans for non-executive personnel. It also sets the salaries for officers above the level of Senior Vice President except the Chief Executive Officer, and administers the Company's Incentive Compensation Plan and 1989 Stock Incentive Plan. The Committee, which consists of four non-employee directors, met six times in fiscal 1998.

CORPORATE GOVERNANCE POLICIES

    The Board of Directors believes that sound corporate governance practices provide an important framework to assist the Board in fulfilling its responsibilities. Accordingly, in August 1998, the Board formally adopted corporate governance principles relating to its functions, structure and operations. These principles, which the Board intends to review periodically, are set forth below.

    BOARD FUNCTIONS

    1. Chief Executive Officer Evaluation. The Board will evaluate the performance of the Chief Executive Officer at least annually. Each outside (non-management) director will complete an assessment, and the Chief Executive Officer will complete a self-assessment, of the Chief Executive Officer's performance in specified categories such as strategic planning, financial matters and leadership. The outside directors will meet in executive session, with and without the Chief Executive Officer, to discuss these assessments.

    The evaluation will be based on objective criteria which shall include, among other factors, corporate performance, development of management, and the accomplishment of annual objectives and long-term strategic goals.

    2. Approval of Major Strategies and Financial Objectives. Each year the Board will review and approve the Company's one-year business plan, as well as its long-term strategic plan, aircraft fleet plan and financial goals. The Board will regularly monitor the Company's performance with respect to these plans and goals.

    3. Board Evaluation. The Board will annually evaluate the effectiveness of the Board and its Committees. Each director will complete a written assessment of the Board's performance in specified categories such as fiduciary oversight; Board governance and process; strategic planning and business decisions; and financial matters. The Board will meet in executive session to discuss these assessments. The purpose of this evaluation is to increase the effectiveness of the Board as a whole, as well as its individual members.

    4. Selection of Board Members. The Board has the responsibility for nominating directors. In nominating a slate of directors, the Board's objective is to select individuals with skills and experience which can be of assistance to management in operating the Company's business. The Board will consider business experience, diversity, skills, international background and other matters which are relevant to this objective. Each director should devote the time and attention necessary to fulfill the obligations of a director.

    5. Management Succession. The Board will review annually with the Chief Executive Officer management succession planning and development. There should also be available, on a continuing basis, the Chief Executive Officer's recommendation as to his successor should he be unexpectedly disabled.

    6. Executive Compensation. The Company's executive compensation program will be designed and administered with clear and strong linkages to its business strategy and long-term goals, particularly the creation of shareowner value, to develop talented executives and motivate them to work for the long-term advantage of the Company's primary stakeholder groups.

    7. Director Compensation. The Board will periodically review director compensation in comparison with companies that are similarly situated to ensure that such compensation is reasonable and competitive.

    8. Board Interaction with Institutional Investors, the Press, Customers, etc. The Board believes that management speaks for the Company. Individual Board members may, from time to time, meet or otherwise communicate with various constituencies that are involved with the Company. However, it is expected that Board members will speak for the Company only with the knowledge of management and, in most instances, at the request of management.

    BOARD STRUCTURE

    1. Number of Directors. The Board will normally consist of between nine and eleven members, although the Board is willing to increase its size to accommodate the availability of an outstanding candidate.

    2. Independence. A substantial majority of the directors will be outside directors who have no significant financial or personal tie to the Company, other than Common Stock ownership and entitlement to directors' fees.

    3. Board Leadership. The Board does not have a policy on whether the role of the Chief Executive Officer and the Chairman should be separate. When the Chief Executive Officer holds the position of Chairman of the Board, the Board will consider the election of an outside director to chair the executive sessions of the Board which are not attended by the Chief Executive Officer and to have such other duties as the Board deems appropriate.

    4. Committees of the Board. The Board, in consultation with the Chief Executive Officer, will determine the responsibilities and membership of its Committees. Each Committee, other than the Executive Committee, will consist solely of outside directors. The Committee Chairman, in consultation with Committee members, will determine the frequency and length of the meetings of the Committee.

    5. Retirement/Resignation and Term Limits. No director may stand for reelection after age 70. A director is expected to offer to submit his or her resignation when the director no longer holds the principal occupation he or she held at the time of election to the Board. Directors who are full-time employees of the Company shall resign from the Board coincident with their retirement from full-time employment.

    The Board does not believe it should establish term limits for directors. While term limits could help ensure that there are fresh ideas and viewpoints available to the Board, term limits have the disadvantage of losing the contribution of directors who have been able to develop, over a period of time, increasing insight into the Company and its operations, and who therefore provide an increasing contribution to the Board.

    6. Stock Ownership. Directors are encouraged to own a significant equity interest in the Company within a reasonable period after initial election to the Board. To more closely align the interests of directors and the Company's shareowners, a portion of directors' fees will be paid in the form of Common Stock.

    BOARD OPERATIONS

    1. Number of Meetings. The Board will meet as frequently as needed for directors to discharge properly their responsibilities. Regular meetings of the Board are held six times per year and special meetings are held as required.

    2. Conduct of Meetings. Board meetings will be conducted in a manner which ensures open communication, meaningful participation and timely resolution of issues. Whenever feasible, directors will receive materials concerning matters to be acted upon well in advance of the applicable meeting.

    3. Executive Sessions. The Board will hold executive sessions at least twice a year without the Chief Executive Officer or any other inside directors.

    4. Board Access to Senior Management. Board members have complete access to the Company's senior management. It is assumed that Board members will use judgment to be sure that contact with management is not distracting to the business operations of the Company and that the Chief Executive Officer is appropriately informed.

    5. Senior Management Service on Outside Boards. Members of senior management should review proposed outside Board memberships with the Corporate Governance Committee, and outside Board memberships ordinarily should be limited to three.

COMPENSATION OF DIRECTORS

    Non-employee members of the Board of Directors (i.e., directors who are not employed by the Company on a full-time basis) receive an annual retainer of $25,000, of which $5,000 is paid in shares of Common Stock; and a meeting fee of $1,000 plus expenses for each Board and Committee meeting attended. The Chairmen of each of the Committees also receive an annual fee of $7,500. Full-time employees of the Company who serve as directors receive only reimbursement of expenses incurred in attending meetings. Directors and their spouses are eligible for complimentary transportation privileges on Delta.

    Directors may defer all or any part of their cash compensation earned as a director until a date specified by the director (which date shall be at least one year, but no more than ten years, following the end of the calendar year in which the compensation was earned). A participating director may choose, on a prospective basis, an investment return on the deferred amount from among certain of the investment return choices available under the Savings Plan, including a fund invested primarily in Common Stock (the "Delta Common Stock Fund").

    Directors who served on the Board on or before October 24, 1996, and who retire from the Board may be elected advisory directors for a term which varies depending upon the director's term of service and age at retirement. Advisory directors receive an annual retainer equal to the annual retainer paid to non-employee directors at the time of their retirement.

    On October 24, 1996, the Board terminated the Advisory Director Program for all future directors who were not members of the Board on that date. Non-employee directors who join the Board after October 24, 1996, will receive, in addition to their other fees, a deferred payment of $6,300 during each year in which they serve as a director. The deferred payment will earn an investment return equivalent to the investment return on the Delta Common Stock Fund under the Savings Plan, and will be paid to the director after he completes his service as a member of the Board.

    Lifetime advisory directors, and directors who retire from the Board at their mandatory retirement age, are eligible during their lifetime for complimentary transportation privileges on Delta for themselves and their spouses.

    In May 1997, the Board of Directors established a search committee, consisting of Messrs. Artzt, Cartledge and Grinstein, to conduct a search for a new chief executive officer of the Company, and to recommend one or more candidates for this position to the Board. For their services on the search committee, Messrs. Artzt, Cartledge and Grinstein received $7,000, $6,000 and $11,000, respectively. These amounts are based on the number of interviews and other search committee activities in which each member participated.

    On October 23, 1997, the Board of Directors granted Mr. Grinstein 3,500 shares of Common Stock and related dividend equivalents which are reinvested in additional shares of Common Stock at current market prices. This award is in recognition of Mr. Grinstein's valuable service to the Company on various matters, including the Company's hiring of Mr. Mullin; the Company's review of its strategic alternatives; and Mr. Grinstein's service as non-executive Chairman of the Board and his agreement to continue to serve in that capacity during fiscal 1998. The shares of Common Stock will be issued to Mr. Grinstein after he completes his Board service. On October 23, 1997, the closing price of the Common Stock on the New York Stock Exchange was $106.875.

CHARITABLE AWARD PROGRAM

    The Company's charitable contribution program permits an eligible director to recommend up to five tax-exempt organizations to receive donations totaling $1 million after the director's death. Recommended donations will be made by The Delta Air Lines Foundation, a tax-exempt charitable foundation funded by the Company. On July 28, 1994, the Board discontinued this program for all future directors who were not members of the Board on that date.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    A Board of nine directors is to be elected at the Annual Meeting, each director so elected to hold office for a term of one year and until the election and qualification of a successor. In the event any nominee for director declines or is unable to serve, a substitute nominee or nominees may be chosen by the persons authorized by the Board of Directors to vote the proxies. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING NOMINEES:

    Edwin L. Artzt, Henry A. Biedenharn, III, James L. Broadhead, Edward H. Budd, R. Eugene Cartledge, Mary Johnston Evans, Gerald Grinstein, Leo F. Mullin and Andrew J. Young.

    All of the nominees were elected by the shareowners at the last annual meeting of shareowners. During fiscal 1998, each nominee attended at least 75% of the meetings of the Board of Directors and the Committees on which he or she served.

    The Company's By-Laws establish mandatory retirement ages for directors. Pursuant to these provisions, Mr. Jesse Hill, Jr. will retire from the Board of Directors on October 22, 1998. Mr. Hill, who has been a director of the Company since 1975, is Chairman of the Benefit Funds Investment Committee, and a member of the Audit Committee and the Executive Committee.

    The members of the Board of Directors provide the Company with a wide and valuable range of judgment and experience from such diverse fields as air and ground transportation, banking, consumer products, government and international affairs, insurance, international trade, utilities, and paper and paperboard production.

    Certain information about the nominees follows:

    EDWIN L. ARTZT was Chairman of the Board and Chief Executive Officer of The Procter & Gamble Company from January 1990 until his retirement in July 1995, when he became Chairman of the Executive Committee of the Board of Directors of The Procter & Gamble Company. From June 1984 to January 1990, Mr. Artzt served as Vice Chairman of The Procter & Gamble Company and as President of Procter & Gamble International. He has been a director of Delta since 1991, is Chairman of the Finance Committee, and is a member of the Corporate Strategy Committee and the Executive Committee. Mr. Artzt is also a director of American Express Company, Barilla S.p.A. (Italy), Evenflo & Spalding Holdings Corporation and GTE Corporation, and a member of The Business Council. Age 68.

    HENRY A. BIEDENHARN, III was President, Chief Executive Officer and a director of Ouachita Coca-Cola Bottling Company, Inc., and four other Coca-Cola bottling companies located in Arkansas, Louisiana and Mississippi, from 1981 until his retirement in February 1996. He also served as Chairman of the Board of Ouachita Coca-Cola Bottling Company, Inc. from 1991 to February 1996. He has been a director of Delta since 1986, and is a member of the Audit Committee and the Benefit Funds Investment Committee. Mr. Biedenharn is a director of Hudson, Inc. and Biedco Corporation. Age 56.

    JAMES L. BROADHEAD has been Chairman of the Board and Chief Executive Officer of FPL Group, Inc., and its principal subsidiary, Florida Power & Light Company, since May 1990. From January 1989 to May 1990, he was President and Chief Executive Officer of FPL Group, Inc. From 1986 to October 1988, Mr. Broadhead served as President, Telephone Operating Group of GTE Corporation. He has been a director of Delta since 1991, is Chairman of the Audit Committee, and is a member of the Benefit Funds Investment Committee, the Corporate Governance Committee and the Executive Committee. Mr. Broadhead is also a director of New York Life Insurance Company and The Pittston Company, a trustee of Cornell University and a member of The Business Council and The Business Roundtable. Age 62.

    EDWARD H. BUDD was Chairman of the Board and Chief Executive Officer of The Travelers Corporation from 1982 until his retirement in 1993, and was an executive officer of that company from 1974 through 1993. He has been a director of Delta since 1985, is Chairman of the Corporate Strategy Committee, and is a member of the Executive Committee, the Finance Committee and the Personnel & Compensation Committee. Mr. Budd is also a director of GTE Corporation, a member of the American Academy of Actuaries and The Business Council, and a Trustee of Tufts University. Age 65.

    R. EUGENE CARTLEDGE was Chairman of the Board of Savannah Foods & Industries, Inc. from April 1996 until December 1997. He was Chairman of the Board and Chief Executive Officer of Union Camp Corporation from January 1986 until his retirement in June 1994. Mr. Cartledge has been a director of Delta since 1990, is Chairman of the Personnel & Compensation Committee, and is a member of the Corporate Strategy Committee, the Executive Committee and the Finance Committee. He is also a director of Blount, Inc., Chase Brass Industries, Inc., Sun Company, Inc., UCAR International Inc. and Union Camp Corporation. Age 69.

    MARY JOHNSTON EVANS is a director of Baxter International Inc., Dun & Bradstreet Corp., Household International, Inc., New Europe Fund and Sun Company, Inc. She has been a director of Delta since 1982, is Chairman of the Corporate Governance Committee and the Executive Committee, and is a member of the Audit Committee and the Personnel & Compensation Committee. She served as non-executive Acting Chairman of the Company's Board of Directors from August 1, 1997 to August 14, 1997. Mrs. Evans is also a senior member of the Conference Board and a member of the Advisory Board of Morgan Stanley, Inc. She was a director of AMTRAK from 1974 to 1980, serving as Vice Chairman from 1974 until 1979. Age 68.

    GERALD GRINSTEIN has been non-executive Chairman of the Company's Board of Directors since August 14, 1997. Mr. Grinstein was Chairman of Burlington Northern Santa Fe Corporation (successor to Burlington Northern Inc.) from September 1995 until his retirement in December 1995. He was Chairman and Chief Executive Officer of Burlington Northern Inc. and Burlington Northern Railroad Company from July 1991 until consummation of the merger of Burlington Northern Inc. and Santa Fe Corporation in September 1995. Mr. Grinstein was Chairman, President and Chief Executive Officer of Burlington Northern Inc. from October 1990 to July 1991, and President and Chief Executive Officer of that company from January 1989 to October 1990. From May 1989 to July 1991, Mr. Grinstein also served as Chairman, President and Chief Executive Officer, and from February 1989 to May 1989, President and Chief Executive Officer, of Burlington Northern Railroad Company. Mr. Grinstein was Vice Chairman of Burlington Resources Inc. from May 1988 to December 1988; Vice Chairman of Burlington Northern Inc. from April 1987 to December 1988; and Chief Executive Officer of Western Air Lines, Inc. from 1985 through March 1987. He has been a director of Delta since 1987, is a member of the Corporate Governance Committee, the Corporate Strategy Committee, the Finance Committee and the Personnel & Compensation Committee. He is also a director of Browning-Ferris Industries, Inc., Imperial Holly Corporation, PACCAR Inc., Sundstrand Corporation and Vans, Inc. Age 66.

    LEO F. MULLIN has been President and Chief Executive Officer of Delta since August 14, 1997. Mr. Mullin was Vice Chairman of Unicom Corporation and its principal subsidiary, Commonwealth Edison Company, from 1995 to August 13, 1997. He was an executive of First Chicago Corporation from 1981 to 1995, serving as that company's President and Chief Operating Officer from 1993 to 1995, and as Chairman and Chief Executive Officer of American National Bank, a subsidiary of First Chicago Corporation, from 1991 to 1993. He has been a director of Delta since August 14, 1997. Mr. Mullin is also a director of BellSouth Corporation and Inland Steel Industries, Inc. He is a member of the board of the

Air Transport Association of America, the Atlanta Chamber of Commerce, the Robert W. Woodruff Arts Center and Northwestern University. Age 55.

    ANDREW J. YOUNG has been Co-Chairman and a senior partner of GoodWorks International, Inc. since January 1997. He was Vice Chairman of Law Companies Group, Inc. from 1993 through January 1997, and a director of that company from August 1995 through January 1997. He was Chairman of Law Companies International Group, Inc. (a former subsidiary of Law Companies Group, Inc.) from 1990 to 1993. Mr. Young was Mayor of the City of Atlanta, Georgia from 1982 to 1990, United States Ambassador to the United Nations from 1977 to 1979, and a member of the House of Representatives of the United States Congress from 1973 to 1977. He has been a director of Delta since 1994, and is a member of the Benefit Funds Investment Committee and the Corporate Governance Committee. Mr. Young is a director of Archer Daniels Midland Company, Cox Communications, Inc., Film Fabricators, Inc., Host Marriott Corporation, The Argus Board (The International Advisory Board of Independent Newspapers Holdings Limited) and Thomas Nelson, Inc. He is Chairman of the Southern Africa Enterprise Development Fund, a member of the Georgia Tech Advisory Board, and a director of the Martin Luther King, Jr. Center. He was Co-Chairman of the Atlanta Committee for the Olympic Games and a member of the Board of the United States Olympic Committee. Age 66.

                       BENEFICIAL OWNERSHIP OF SECURITIES

DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth the number of shares of Common Stock and, if applicable, ESOP Preferred Stock beneficially owned as of August 31, 1998, by each director of the Company, each person listed in the Summary Compensation Table in this proxy statement, and all directors and executive officers of the Company as a group. Unless otherwise indicated by footnote, the owner exercises sole voting and investment power over the shares.

                                                                                                         SHARES
                                                                                                       BENEFICIALLY
NAME OF BENEFICIAL OWNER                                                       TITLE OF SECURITIES      OWNED(1)
--------------------------------------------------------------------------  -------------------------  -----------
DIRECTORS
Edwin L. Artzt............................................................  Common Stock                    1,115
Henry A. Biedenharn, III..................................................  Common Stock                   21,067(2)(3)
James L. Broadhead........................................................  Common Stock                    1,116
Edward H. Budd............................................................  Common Stock                    5,677(3)
R. Eugene Cartledge.......................................................  Common Stock                    1,400
Mary Johnston Evans.......................................................  Common Stock                    1,659(3)
Gerald Grinstein..........................................................  Common Stock                    2,567(3)(4)
Jesse Hill, Jr............................................................  Common Stock                    1,583(5)
Leo F. Mullin.............................................................  Common Stock                  210,297(6)
                                                                            ESOP Preferred Stock                0
Andrew J. Young...........................................................  Common Stock                      539

EXECUTIVE OFFICERS
Maurice W. Worth..........................................................  Common Stock                   34,870(6)
                                                                            ESOP Preferred Stock              154
Harold C. Alger...........................................................  Common Stock                   22,401(6)(7)
                                                                            ESOP Preferred Stock              159(7)
Robert S. Harkey..........................................................  Common Stock                   42,636(6)
                                                                            ESOP Preferred Stock               86
Paul G. Matsen............................................................  Common Stock                   23,438(6)
                                                                            ESOP Preferred Stock               44
Ronald W. Allen...........................................................  Common Stock                  166,582(6)(8)
                                                                            ESOP Preferred Stock              123
Directors and Executive Officers as a Group (18 Persons)..................  Common Stock                  584,717(6)(9)
                                                                            ESOP Preferred Stock              676(9)

------------------------

(1) No person or group listed in the table beneficially owned 1% or more of the outstanding shares of Common Stock or ESOP Preferred Stock.

(2) Includes 12,856 shares of Common Stock owned by the Emma Lou Biedenharn Foundation, of which Mr. Biedenharn is a director and trustee; and 7,524 shares of Common Stock owned by Hudson, Inc., over which Mr. Biedenharn has shared voting and investment power.

(3) Includes 231 shares, 1,330 shares, 546 shares and 576 shares of Common Stock attributable to Mr. Biedenharn, Mr. Budd, Mrs. Evans and Mr. Grinstein, respectively, due to their selection of the Delta Common Stock Fund investment return choice under the directors' deferred compensation arrangement, described on page 6 of this proxy statement.

(4) Excludes 3,500 deferred shares of Common Stock which the Board of Directors granted to Mr. Grinstein during fiscal 1998, and 5 additional deferred shares earned through the reinvestment of dividend equivalents on such shares. Mr. Grinstein will not have the power to vote or dispose of these shares until they are issued to him after he completes his Board service. See page 7 of this proxy statement for information regarding this grant.

(5) Excludes 400 shares of Common Stock held by Mr. Hill's spouse as custodian for their minor grandchildren. Mr. Hill disclaims beneficial ownership of these shares.

(6) Includes the following number of shares of Common Stock which the following persons or group have the right to acquire within 60 days upon the exercise of stock options: Mr. Mullin -- 200,000; Mr. Worth -- 21,000; Mr. Alger -- 5,000; Mr. Harkey -- 31,000; Mr. Matsen -- 21,500; Mr. Allen -- 120,000; and
    directors and executive officers as a group -- 398,500.

(7) Excludes 13 shares of Common Stock and 22 shares of ESOP Preferred Stock beneficially owned by Mr. Alger's spouse. Mr. Alger disclaims beneficial ownership of these shares.

(8) Excludes 200 shares of Common Stock held by Mr. Allen's spouse as custodian for her minor children, and 400 shares of Common Stock held by Mr. Allen's adult children and adult stepchildren. Mr. Allen disclaims beneficial ownership of these shares.

(9) Excludes 1,013 shares of Common Stock and 22 shares of ESOP Preferred Stock beneficially owned by family members of directors and executive officers as to which shares they disclaim beneficial ownership.

BENEFICIAL OWNERS OF MORE THAN 5% OF VOTING STOCK

    The following table sets forth the holdings of the only persons known to the Company to beneficially own more than five percent of any class of the Company's outstanding voting securities.

                                                                          AMOUNT AND NATURE      PERCENT OF
                                                                            OF BENEFICIAL         CLASS ON
NAME AND ADDRESS OF BENEFICIAL OWNER                TITLE OF CLASS            OWNERSHIP        AUGUST 31, 1998
---------------------------------------------  -------------------------  ------------------  -----------------
Wellington Management Company, LLP...........  Common Stock                     6,443,330(1)            8.8%
  75 State Street
  Boston, MA 02109

Vanguard/Windsor Funds, Inc..................  Common Stock                     5,780,961(2)            7.9%
  Post Office Box 2600
  Valley Forge, PA 19482-2600

Primecap Management Co.......................  Common Stock                     4,226,000(3)            5.8%
  225 South Lake Ave., Suite 400
  Pasadena, CA 91101-3005

Fidelity Management Trust Company............  ESOP Preferred Stock             6,596,638(4)          100.0%
  82 Devonshire Street                         Common Stock                     3,563,164(4)            4.9%
  Boston, MA 02109

------------------------

(1) Based on a Schedule 13G dated January 13, 1998, in which Wellington Management Company, LLP reported that it had sole voting power over none of such shares, shared voting power over 434,600 of such shares and shared dispositive power over all 6,443,330 of such shares.

(2) Based on a Schedule 13G dated February 9, 1998, in which Vanguard/Windsor Funds, Inc. reported that it had sole voting power and shared dispositive power over all 5,780,961 of such shares.

(3) Based on a Schedule 13G dated January 31, 1998, in which Primecap Management Co. reported that it had sole voting power and sole dispositive power over all 4,226,000 of such shares.

(4) These shares are held by Fidelity Management Trust Company as the trustee of the Delta Family-Care Savings Plan.

THE DELTA FAMILY-CARE SAVINGS PLAN

    Fidelity Management Trust Company is the trustee of the Delta Family-Care Savings Plan, a qualified defined contribution pension plan under which eligible Delta personnel may contribute a portion of their earnings on a pre-tax or after-tax basis to various investment funds, including the Delta Common Stock Fund.

    Subject to certain federal tax limitations, during fiscal 1998, Delta contributed 50 cents to a participant's Savings Plan account for every $1 contributed by that participant, up to 2% of the participant's annual earnings. The Savings Plan contains an employee stock ownership plan ("ESOP") feature pursuant to which a specified amount of the Company's contributions to a participant's account during each Savings Plan year is invested in ESOP Preferred Stock and Common Stock ("Preferred Stock Fund"). At June 30, 1998, there were approximately 57,800 participants in the Savings Plan.

    The Savings Plan provides that shares of ESOP Preferred Stock and Common Stock allocated to a participant's account in the Preferred Stock Fund ("Allocated Shares") will be voted by the trustee in accordance with the participant's confidential voting instructions or, if no voting instructions are received by the trustee, these shares will be voted by the trustee in its discretion. The Savings Plan further provides that shares of ESOP Preferred Stock not yet allocated to any participant's account will be voted by the trustee in proportion to the votes cast with respect to Allocated Shares for which voting instructions are received.

    The Savings Plan provides that shares of Common Stock attributable to a participant's account in the Delta Common Stock Fund will be voted by the trustee in accordance with the participant's confidential voting instructions or, if no instructions are received by the trustee, these shares will be voted by the trustee in its discretion.

CERTAIN OTHER BENEFICIAL OWNERS

    In fiscal 1990, the Company entered into separate equity cross-purchase agreements with Singapore Airlines Limited ("Singapore Airlines") and SAirGroup (formerly Swissair, Swiss Air Transport Company Ltd.). Pursuant to these agreements, the Company sold 2.5 million shares of Common Stock to each of Singapore Airlines and SAirGroup, and purchased an equity interest in both of these airlines.

    In their equity cross-purchase agreements with Delta, Singapore Airlines and SAirGroup have agreed to vote their shares of the Company's voting stock in proportion to the votes cast by the Company's other shareowners or, at Singapore Airlines' or SAirGroup's election, as recommended by the Company's Board of Directors, until (1) in the case of Singapore Airlines, the earlier of October 25, 1999 or such time as Singapore Airlines ceases to own 2% or more of the Company's outstanding voting power, or (2) in the case of SAirGroup, July 9, 1999. Singapore Airlines and SAirGroup have also agreed to certain restrictions on their right to transfer their shares of Common Stock, to acquire additional shares of the Company's voting stock and to seek to affect or influence the control of the Company's management, Board of Directors or business. The Company has agreed to similar voting and other restrictions with respect to its ownership of the voting stock of Singapore Airlines and SAirGroup.

                       PERSONNEL & COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

    The Personnel & Compensation Committee of the Board of Directors (the "Committee") is pleased to present this report on Delta's executive compensation program. This report describes the executive compensation policies under which the Committee makes decisions about executive pay, and discusses each principal component of the current program. It also explains the basis on which the Committee made fiscal 1998 compensation determinations for the Chief Executive Officer and other executive officers of the Company, including those named in the Summary Compensation Table shown elsewhere in this proxy statement.

COMPENSATION STRATEGY AND OVERALL OBJECTIVES OF EXECUTIVE COMPENSATION PROGRAM

    The Committee's foremost objective is to have an executive compensation program that attracts, retains and motivates talented executives to work for the long-term advantage of the Company's primary stakeholder groups--Delta shareowners, Delta customers and the people employed by Delta. The Committee believes that an executive compensation program designed and administered with clear and strong linkages to the Company's business strategy and long-term goals, particularly the creation of shareowner value, will accomplish this objective.

    Consistent with this philosophy, the Committee has structured the executive compensation program to achieve the following:

    - Enable Delta to attract and retain a group of highly qualified and experienced executives by providing a competitive total compensation package;

    - Focus Delta's executives on achieving aggressive financial and operating goals tied to the Company's near- and long-term business objectives;

    - Emphasize at risk pay by having a substantial portion of total pay consist of incentive pay components that tie executives' rewards to performance results achieved; and

    - Closely link the long-term interests of Delta's executives to those of its shareowners by having stock-based compensation comprise a major portion of total pay opportunities. To further support this goal, the Committee has established specific stock ownership levels for Delta executives.

    These principles apply to compensation determinations for all executive officers. In making decisions about actual compensation levels, the Committee considers all elements of the executive compensation program in total, and not any one element in isolation. The Committee has selected and retained an independent compensation consulting firm to assist it in evaluating and, as appropriate, revising the executive compensation package to better support the Company's business strategy and long-term goals.

    The Committee believes it is important to consider pay levels and practices of the companies with which Delta competes for executives to ensure that salary levels and incentive opportunities are competitive and support the objectives listed above. During fiscal 1998, the Committee compared Delta's total pay opportunities and executive compensation components to the programs in place at other major U.S. airlines, as well as those at a group that also included transportation, aerospace, service and selected consumer products companies that on average are similar in size to Delta (in terms of revenues, assets, employees, etc.). These comparisons reflect the fact that Delta's competitors for executive talent extend beyond the Company's direct business competitors. For this reason, the relevant market for pay comparisons is broader than the airline peer companies which comprise the published industry index in the Performance Graph shown elsewhere in this proxy statement.

    The Committee's review of executive compensation during fiscal 1998 showed that overall, total compensation opportunities for Delta's executives are below the average pay opportunities provided by other major U.S. airlines, and are further below those at the broader comparator group. As a result of this review, the Committee made certain changes to specific elements of the current program. These changes are discussed in the separate description of each component below.

PRINCIPAL COMPONENTS OF EXECUTIVE COMPENSATION

    The primary components of Delta's executive compensation package are base salary, incentive compensation and stock-based awards.

    BASE SALARY

    The Committee's objective during fiscal 1998 was to set base salaries for Delta's executive officers at levels that are comparable to similar executive positions at other major U.S. airlines or, where appropriate, the broader comparator group described above. The Committee approves actual salaries for executives above the level of Senior Vice President, and recommends the Chief Executive Officer's salary to the Board for its approval.

    Actual salary levels are based on a combination of factors that includes the executive's performance, responsibilities, and experience, as well as the salaries of comparably-placed executives in the competitive market. Equity considerations relative to base pay for other Company executives also are considered. The Committee exercises its discretion in making salary recommendations and decisions, and does not apply a specific formula or weighting to the factors listed above. In this connection, the Committee relies to a large extent on the Chief Executive Officer's evaluations of individual executive officer performance, after reviewing such individual performance with him. Also, because the Company does not establish an annual salary increase budget for executives, salary increases for executives do not follow a preset schedule.

    During fiscal 1998, the Committee increased salary rates for selected executives (other than the Chief Executive Officer, whose pay is discussed below) in light of the factors mentioned above. Overall, however, salary rates for Delta's executive officers generally remain somewhat below the average salaries for comparable positions at the major U.S. airlines and the broader comparator group discussed above.

    INCENTIVE COMPENSATION PLAN

    The purpose of the Incentive Compensation Plan is to provide additional cash compensation for achieving levels of financial and operating performance that support the Company's near- and long-term strategic objectives. The plan solidifies the link between pay and performance for Delta's executives by clearly establishing the rewards that can be earned for meeting predetermined goals.

    For fiscal 1998, the Company's executive officers were eligible to earn awards based on achieving specific goals for pre-tax income, operating margin and operation goals (safety, customer satisfaction and on-time performance), weighted equally. Operating margin is measured both against a preset target as well as relative to Delta's peer airlines. To emphasize the importance of continued improvement, the Committee set the fiscal 1998 target performance goals for each measure at levels above the fiscal 1997 results for those measures.

    Target awards for executive officers (other than the Chief Executive Officer, whose award is discussed below) ranged from 50% to 75% of base salary, and overall were somewhat below the average levels for comparable positions in both pay comparison groups discussed above. Awards earned based on the pre-tax income, operating margin and operations goals can range from a low of 16.7% of target (once a specified threshold performance level is achieved) to a maximum of 150% for exceeding all targeted goals by specified levels. Awards so earned can be further increased by up to 25%, or decreased to zero, based on individual performance. For most participants, individual performance is measured for this purpose based on the performance assessment process used for officers and other managers. The Committee established specific and measurable goals related to financial results, customer service, and operations for Senior Vice Presidents and above.

    For fiscal 1998, Delta's pre-tax income and operating margin results exceeded the target goals set for the year, and operating margin results were achieved at maximum based on the peer group adjustment. Results for the operations goals were at target. As a result, and after considering adjustments for individual performance, participants under the Incentive Compensation Plan earned awards that were between the target and maximum levels for the year. Amounts paid to the named executive officers (other than the Chief Executive Officer) reported in the Summary Compensation Table in this proxy statement reflect the extent of the achievement of the individual performance goals established. In addition, the awards to certain executive officers were increased in accordance with the Committee's discretion to make such adjustments. In determining final awards, the Committee notes that the Company's overall performance for fiscal 1998 was strong, and that Delta improved its financial condition over the prior year. The

Company again achieved record levels of operating and net income, reduced its long-term debt, increased shareowners' equity and enhanced its competitive position.

    STOCK-BASED AWARDS

    The potential value of long-term incentive opportunities comprises the largest portion of the total compensation package for executive officers. The Committee strongly believes this approach to total compensation opportunities provides the appropriate focus for those executives who are charged with the greatest responsibility for managing the Company and achieving success for all of Delta's stakeholders.

    Stock-based compensation awards are made under the 1989 Stock Incentive Plan. This plan provides that employees selected by the Committee can receive awards of stock options, stock appreciation rights, restricted stock and other stock-based awards; award types can vary from year to year at the Committee's discretion. The plan has been approved by shareowners, initially in 1988 and most recently when the plan was amended in October 1997.

    In January 1998, the Committee granted non-qualified stock options to executive officers (other than the Chief Executive Officer) and selected other employees giving them the right to purchase shares of Common Stock at an exercise price equal to $117.25, the closing price of the Common Stock on the New York Stock Exchange on the date of grant. Stock options granted in fiscal 1998 have a term of ten years, and become exercisable in full on the first anniversary of the grant date. No stock options granted under the plan have been repriced, nor does the Committee intend to consider option repricing in the future.

    To determine the number of stock options to grant to each participant, the Committee has established award size guidelines that vary by level of responsibility. The guidelines generally fall between the range of average award opportunities at the other major U.S. airlines and those provided for comparable positions at the broader comparator group used for fiscal 1998 pay comparisons. An annualized long-term award value is determined for each eligible employee based on the applicable award level, and is converted to a number of stock options by using the Black-Scholes option pricing model. The Committee may apply its judgment to adjust the formula award based on individual performance, contribution to Company success, and equity relative to other plan participants. The Committee may also consider other factors from time-to-time in making stock option awards.

    The Committee also made stock option and restricted stock grants to executive officers (other than the Chief Executive Officer, whose awards are discussed below) hired during the fiscal year. Stock option terms generally match those for the grants described above (e.g., exercise price at fair market value as of the date of grant, ten-year option term, etc.); however, these stock options become exercisable in stages over five years following the grant date. Restricted stock grants vest in stages over three or five years.

STOCK OWNERSHIP GUIDELINES

    In keeping with the principles outlined earlier in this report, the Committee advocates stock ownership by Delta's executives. The Committee believes that the interests of executives and Delta's shareowners will be more closely aligned if executives own meaningful amounts of Delta stock. For this reason, the Committee adopted guidelines requiring that over a period of time executive officers own stock worth either two or three times base salary, based on level of responsibility. Stock in the form of unexercised options or unvested restricted stock does not count for purposes of measuring compliance with the ownership guidelines.

POLICY WITH RESPECT TO THE $1 MILLION DEDUCTION LIMIT

    Section 162(m) of the Internal Revenue Code generally limits to $1 million the annual corporate federal income tax deduction for certain "non-performance based" compensation paid to the chief executive officer or any of the four other highest paid officers of a publicly-held corporation. The Committee has carefully considered the Company's executive officer compensation program in light of the applicable rules, and believes that compliance with those rules generally is in the Company's best interests. Accordingly, the material terms of both the Incentive Compensation Plan and the 1989 Stock Incentive Plan have been approved by shareowners. The Committee reserves the right, however, to make exceptions to this practice when it determines that doing so will better support the Company's compensation policies or its business strategy and long-term goals.

FISCAL YEAR 1998 COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

    Mr. Allen was Chairman and Chief Executive Officer of the Company for one month during fiscal 1998 until his retirement on July 31, 1997. For his month of service, Mr. Allen received one-twelfth of his annual salary of $575,000. He received a lump sum severance payment and other benefits under a Retirement Agreement with Delta, details of which are described under the section entitled "Agreement with Mr. Allen" elsewhere in this proxy statement.

    Mr. Worth served as acting Chief Executive Officer during the period between Mr. Allen's retirement and the date Mr. Mullin became Delta's President and Chief Executive Officer; thereafter, he served as Delta's Chief Operating Officer. During the period in which he served as acting Chief Executive Officer, Mr. Worth's salary was based on an annual rate of $450,000.

    On August 14, 1997, Delta entered into an employment agreement with Mr. Mullin to become President and Chief Executive Officer of the Company. The Committee and the Board of Directors approved Mr. Mullin's employment agreement after an extensive search had been conducted by the Board with the assistance of an executive search firm. In determining Mr. Mullin's compensation, the Board focused on the importance of hiring a President and Chief Executive Officer with the strategic, financial and leadership skills who could take the actions necessary to improve Delta's competitiveness and profitability. The Board also recognized the need to consider Mr. Mullin's compensation at his former employer as well as benefits he forfeited upon his resignation.

    The terms of Mr. Mullin's employment agreement are set forth in the section entitled "Employment Agreement with Mr. Mullin" elsewhere in this proxy statement. Mr. Mullin's base salary, stock option and restricted stock awards for fiscal 1998 were governed by the terms of this agreement, which also provided for a guaranteed 1998 annual incentive award equal to Mr. Mullin's base salary.

    Because the Committee determined that Delta's performance during fiscal 1998 was outstanding, Mr. Mullin's incentive compensation award was increased to $1 million. In making this determination, the Committee noted the numerous improvements in many areas since Mr. Mullin became President and Chief Executive Officer. Among the factors the Committee considered (without specific weighting) are Delta's record net income and other excellent financial results in fiscal 1998, significant improvements in customer service and operational measures, substantial increases in employee morale, the selection and hiring of key executives, improvement of the Company's competitive position and Delta's strong stock price.

OTHER MATTERS

    During fiscal 1998, the Board of Directors adopted a formal process by which this Committee conducts an annual and independent evaluation of the Chief Executive Officer's performance that involves written feedback from all directors. The Committee reviewed the results of this evaluation with the Board at its July 1998 meeting.

Respectfully submitted,

THE PERSONNEL & COMPENSATION COMMITTEE
R. Eugene Cartledge, CHAIRMAN
James L. Broadhead (Committee member until November 1, 1997)
Edward H. Budd
Mary Johnston Evans
Gerald Grinstein

                             EXECUTIVE COMPENSATION

    The following table sets forth certain information regarding compensation paid to the Company's Chief Executive Officer, its four other most highly compensated executive officers at June 30, 1998 and its former Chief Executive Officer, for the periods indicated.

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG TERM COMPENSATION
                                                                           ---------------------------------------
                                               ANNUAL COMPENSATION                  AWARDS              PAYOUTS
                                        ---------------------------------  ------------------------  -------------
                                                                 OTHER     RESTRICTED   SECURITIES                  ALL OTHER
                                                                ANNUAL        STOCK     UNDERLYING       LTIP        COMPEN-
                                         SALARY      BONUS    COMPENSATION  AWARD(S)    OPTIONS/SARS    PAYOUTS      SATION
NAME AND PRINCIPAL POSITION    YEAR        ($)      ($)(1)      ($)(2)       ($)(3)       (#)(4)        ($)(5)       ($)(6)
---------------------------  ---------  ---------  ---------  -----------  -----------  -----------  -------------  ---------
Leo F. Mullin..............       1998    571,250  1,000,000     204,361      526,500      500,000             0      301,488
  President and Chief
  Executive Officer(7)

Maurice W. Worth...........       1998    462,600    558,838      10,110            0       36,500             0       14,792
  Chief Operating                 1997    333,333    205,743       8,639            0       21,000             0       13,700
  Officer(7)                      1996    282,500    237,500       7,123            0       26,000             0       11,823

Harold C. Alger............       1998    367,500    322,463      10,055            0       16,500             0       14,792
  Executive Vice President        1997    333,333    205,743       8,639            0       21,000             0       13,700
  -- Operations                   1996    300,000    237,500       7,909            0       26,000             0       12,796

Robert S. Harkey...........       1998    270,833    223,535       7,182            0       10,500             0       10,680
  Senior Vice President --        1997    243,333    159,556       6,170            0       14,000             0        9,893
  General Counsel &               1996    230,000    163,875       6,058            0       17,000             0        9,804
  Secretary

Paul G. Matsen.............       1998    210,000    166,906       5,746            0        9,100             0        9,824
  Senior Vice President --
  Alliance Strategy &
  Development(8)

Ronald W. Allen............       1998     47,917          0      51,813            0            0             0    6,081,001
  Chairman of the Board,          1997    562,500          0      14,183            0       54,000             0       20,568
  President and Chief             1996    475,000    532,594      12,517            0       66,000             0       15,504
  Executive Officer
  (retired effective July
  31, 1997)(7)

------------------------

(1) Represents the incentive compensation award, if any, for services rendered during the specified fiscal year. Amounts earned in fiscal 1998 were paid in the first quarter of fiscal 1999.

(2) The amount shown for Mr. Mullin represents reimbursements for taxes related to Delta's payments of relocation expenses. The amounts shown for Messrs. Worth, Alger, Harkey and Matsen for fiscal 1998 represent reimbursements for taxes related to Delta's payment of life insurance premiums. No person listed in the Summary Compensation Table other than Mr. Allen received compensation in the form of personal benefits in excess of the lesser of $50,000 or 10% of the total of his annual salary and bonus.

    The amount shown for Mr. Allen for fiscal 1998 includes a $16,519 reimbursement for taxes related to Delta's payment of life insurance premiums. The amount also includes $35,294 in personal benefits, of which $25,565 related to the installation and improvement of residential security systems.

(3) On August 14, 1997, the Personnel & Compensation Committee granted Mr. Mullin 6,000 shares of restricted stock. These shares vest in three equal installments on July 1, 1998, 1999 and 2000, although the shares are subject to earlier vesting or forfeiture in certain circumstances. Cash dividends on the restricted stock are reinvested in additional shares of Common Stock which are subject to the same restrictions as the original award. The value of this award shown in the table is based on the closing price of the Common Stock on the New York Stock Exchange on the grant date.

    At June 30, 1998, the number and value (based on the $129.25 closing price of the Common Stock on the New York Stock Exchange on June 30, 1998) of the aggregate restricted stock holdings of the following persons named in the Summary Compensation Table was: Mr. Mullin -- 6,007 shares valued at $776,405; Mr. Worth -- 2,420 shares valued at $312,785; Mr. Alger -- 2,824 shares valued at $365,002; Mr. Harkey -- 1,916 shares valued at $247,643; and Mr. Matsen -- 1,008 shares valued at $130,284. The restrictions on Mr. Allen's fiscal 1995 restricted stock award lapsed at the time of his retirement pursuant to the terms of his Retirement Agreement (discussed on pages 25-26 of this proxy statement).

(4) Represents the number of shares of Common Stock subject to stock options awarded under the Company's 1989 Stock Incentive Plan.

(5) The Company does not have a plan which meets the definition of a Long Term Incentive Plan.

(6) The amount shown for Mr. Mullin represents Delta's payments of $239,541 for Mr. Mullin's relocation expenses, and $61,947 for his legal fees in connection with the preparation of his Employment Agreement (described at pages 24-25 of this proxy statement).

    During fiscal 1998, Delta paid supplemental group life insurance premiums, and made contributions under the Savings Plan for the persons named in the Summary Compensation Table as follows: Mr. Mullin -- none; Mr. Worth -- $11,592 and $3,200, respectively; Mr. Alger -- $11,592 and $3,200, respectively; Mr. Harkey -- $8,280 and $2,400, respectively; Mr. Matsen -- $6,624 and $3,200, respectively; and Mr. Allen -- $19,044 and $958, respectively.

    Pursuant to Mr. Allen's Retirement Agreement, during fiscal 1998, Delta also paid to, or on behalf of, Mr. Allen, a lump sum of $4,586,515, supplemental retirement payments of $283,294, advisory director fees of $22,917, consulting fees of $458,398, legal fees of $210,000 in connection with the preparation of his Retirement Agreement, and expenses of $91,099 associated with providing Mr. Allen an office and secretary. In addition, the Company incurred one-time costs of $408,776 to design, construct and furnish Mr. Allen's office. See pages 25-26 of this proxy statement for information regarding Mr. Allen's Retirement Agreement.

(7) Mr. Mullin was elected President and Chief Executive Officer of Delta effective August 14, 1997. Mr. Worth served as acting Chief Executive Officer from August 1, 1997 to August 14, 1997. Mr. Allen retired effective July 31, 1997.

(8) Mr. Matsen became an executive officer in November 1997. Accordingly, information regarding his compensation for fiscal 1996 and 1997 is not included.

    The following table sets forth certain information regarding stock options granted during fiscal 1998 to the persons named in the Summary Compensation Table.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                                    GRANT DATE
                                                            INDIVIDUAL GRANTS (1)                      VALUE
                                            ------------------------------------------------------  -----------
                                             NUMBER OF      % OF TOTAL
                                             SECURITIES    OPTIONS/SARS
                                             UNDERLYING     GRANTED TO    EXERCISE OR               GRANT DATE
                                            OPTIONS/SARS   EMPLOYEES IN   BASE PRICE    EXPIRATION    PRESENT
NAME                            GRANT DATE   GRANTED(#)    FISCAL YEAR    ($/SH) (2)       DATE     VALUE($)(3)
------------------------------  ----------  ------------   ------------   -----------   ----------  -----------
Leo F. Mullin.................   08/14/97     500,000(2)      5.08          88.3125     08/14/2007   16,889,000
Maurice W. Worth..............   01/22/98      36,500(3)      0.37         117.2500     01/21/2008    1,351,230
Harold C. Alger...............   01/22/98      16,500(3)      0.17         117.2500     01/21/2008      610,830
Robert S. Harkey..............   01/22/98      10,500(3)      0.11         117.2500     01/21/2008      388,710
Paul G. Matsen................   01/22/98       9,100(3)      0.09         117.2500     01/21/2008      336,882
Ronald W. Allen...............     N/A              0        N/A             N/A           N/A          N/A

------------------------

(1) None of the grants made during fiscal 1998 included stock appreciation rights.

(2) The exercise price for Mr. Mullin's grant is equal to the opening price of the Common Stock on the New York Stock Exchange on the grant date. These stock options become exercisable as to 200,000 shares on August 14, 1998, and as to an additional 100,000 shares on each of August 14, 1999, 2000 and 2001. The exercise price for grants to Messrs. Worth, Alger, Harkey and Matsen is equal to the closing price of the Common Stock on the New York Stock Exchange on January 22, 1998, the grant date. These grants become exercisable on January 22, 1999.

(3) The hypothetical grant date present value was determined using the Black-Scholes option pricing model and, consistent with the Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," includes the following material assumptions and adjustments:

                                           EXPECTED             INTEREST              VOLATILITY               DIVIDEND
DATE OPTION BECOMES EXERCISABLE          OPTION TERM           RATE(%)(a)             RATE(%)(b)             YIELD(%)(c)
-----------------------------------  --------------------  -------------------        -----------            -----------
August 14, 1998....................       4.6 years               6.14                   26.62                   0.23
August 14, 1999....................       5.6 years               6.19                   26.05                   0.23
August 14, 2000....................       6.6 years               6.26                   26.24                   0.23
August 14, 2001....................       7.6 years               6.29                   26.94                   0.23
January 22, 1999...................       4.6 years               5.41                   25.60                   0.17

    (a) The interest rate represents the interest rate on a U.S. Treasury security on the grant date with a maturity date corresponding to the expected option term.

    (b) The volatility rate is calculated using monthly Common Stock closing price and dividend information for the period equal to the expected option term that ended on the grant date.

    (c) The dividend yield represents the Common Stock's current $0.20 per share annualized dividend divided by the fair market value of the Common Stock on the grant date.

    The following table sets forth certain information regarding stock options exercised by the persons named in the Summary Compensation Table during fiscal 1998, as well as the number and value of their unexercised in-the-money stock options and stock appreciation rights at June 30, 1998 (based on the $129.25 closing price of the Common Stock on the New York Stock Exchange on June 30,
1998). None of the exercises described below involved the exercise of stock appreciation rights.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                                     NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                                    UNDERLYING UNEXERCISED           IN-THE-MONEY
                                                                       OPTIONS/SARS AT               OPTIONS/SARS
                                           SHARES       VALUE             FY-END(#)                  AT FY-END($)
                                         ACQUIRED ON   REALIZED   --------------------------  ---------------------------
NAME                                     EXERCISE(#)     ($)      EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
---------------------------------------  -----------  ----------  -----------  -------------  ------------  -------------
Leo F. Mullin..........................           0            0           0        500,000              0    20,468,750
Maurice W. Worth.......................           0            0      21,000         36,500        984,375       438,000
Harold C. Alger........................      16,000      490,000       5,000         16,500        234,375       198,000
Robert S. Harkey.......................           0            0      56,000         10,500      3,049,625       126,000
Paul G. Matsen.........................       2,500      153,906      21,500          9,100      1,203,250       109,200
Ronald W. Allen........................      89,000    6,319,000     209,000              0     13,039,625             0

                           RETIREMENT AND OTHER PLANS

    The following table shows the estimated annual pension payable to a non-pilot employee (before reduction for Social Security benefits and not accounting for the limitations discussed below), including the persons named in the Summary Compensation Table, assuming retirement at the end of fiscal 1998 at the normal retirement age of 65 after selected periods of service under the Delta Family-Care Retirement Plan ("Pension Plan"), a non-contributory qualified defined benefit plan. The benefits in the table would be paid in the form of a joint and 50% survivor annuity.

                               PENSION PLAN TABLE

   FINAL                                                            30 OR MORE
  AVERAGE     10 YEARS OF  15 YEARS OF  20 YEARS OF  25 YEARS OF     YEARS OF
  EARNINGS      SERVICE      SERVICE      SERVICE      SERVICE       SERVICE
------------  -----------  -----------  -----------  ------------  ------------
 $  200,000    $  40,000    $  60,000    $  80,000   $    100,000  $    120,000
    400,000       80,000      120,000      160,000        200,000       240,000
    600,000      120,000      180,000      240,000        300,000       360,000
    800,000      160,000      240,000      320,000        400,000       480,000
  1,000,000      200,000      300,000      400,000        500,000       600,000
  1,200,000      240,000      360,000      480,000        600,000       720,000
  1,400,000      280,000      420,000      560,000        700,000       840,000
  1,600,000      320,000      480,000      640,000        800,000       960,000
  1,800,000      360,000      540,000      720,000        900,000     1,080,000
  2,000,000      400,000      600,000      800,000      1,000,000     1,200,000

Final average earnings, for purposes of the Pension Plan, are the average of an employee's annual earnings, based on the employee's salary and payments received under the Company's Incentive Compensation Plan or broad-based profit sharing programs, for the 36 consecutive months in the 120-month period immediately preceding retirement which produces the highest average earnings. The annual pension benefit is determined by multiplying final average earnings by 60%, and then reducing that amount for service of less than 30 years and by 50% of the participant's primary Social Security benefit payable to the employee. The 50% Social Security offset is reduced for service of less than 30 years with Delta. For purposes of pension benefits under the Pension Plan and the supplemental non-qualified retirement plans discussed below, the years of service for the persons named in the Summary Compensation Table are as follows: Mr. Mullin -- 22* years; Mr. Worth -- 37 years; Mr. Alger -- 32 years** ; Mr. Harkey -- 30 years; and Mr. Matsen -- 4 years. Employees designated by the Personnel & Compensation Committee, including the persons named in the Summary Compensation Table, are eligible to participate in supplemental, non-qualified retirement plans which provide for benefits which may not be paid under the Pension Plan due to limits on the amount of compensation and benefits for qualified plans established by the Internal Revenue Code of 1986, as amended.

    The Delta Family-Care Disability and Survivorship Plan ("Survivorship Plan") for eligible non-pilot personnel provides monthly short term disability and survivorship benefits based on a participant's final average earnings and years of service, and monthly long term disability benefits based on a participant's final average earnings. The Survivorship Plan also provides a lump sum death benefit of up to $50,000. In general, final average earnings, for purposes of the Survivorship Plan, are (1) for purposes of determining benefits during the first six months of disability, the employee's monthly earnings, based on the employee's salary at the time of disability; and (2) for other purposes, the average of the employee's monthly earnings, based on the employee's salary and payments received under the Company's Incentive Compensation Plan or broad-based profit sharing programs, over specified periods. In the event the employee dies while employed by the Company, the employee's eligible family members are entitled to receive an amount equal to 50%, 60% or 70% of final average earnings (depending upon whether the employee has one, two, or three or more eligible family members, respectively), subject to reduction for service of less than 30 years with Delta and certain benefits payable under Social Security, the Pension Plan and other sources. Any benefits which may not be paid under the Survivorship Plan due to Internal Revenue Code limits on the amount of compensation and benefits for such plan, including a post-retirement lump sum death benefit of up to $50,000, are provided under a supplemental plan for employees designated by the Personnel & Compensation Committee, including the persons named in the Summary Compensation Table.

    Mr. Allen retired effective July 31, 1997, with 34 years of service. During fiscal 1998, Mr. Allen received $367,380 under the qualified and non-qualified retirement plans discussed above. See pages 25-26 of this proxy statement for information regarding Mr. Allen's retirement and survivor benefits under his Retirement Agreement.

------------------------
* Pursuant to Mr. Mullin's Employment Agreement, described on pages 24-25 of this proxy statement, under certain circumstances, Mr. Mullin will receive a retirement benefit equal to that which he would have earned under the Company's defined benefit plans, calculated crediting him with 22 years of service plus the number of years of service attributable to his actual service with the Company. At June 30, 1998, Mr. Mullin had ten months of actual service.

** For 27 of his 32 years of service, Mr. Alger accrued a benefit under non-contributory qualified retirement plans for pilot personnel established by the Company pursuant to collective bargaining agreements. The estimated annual pension benefit payable to Mr. Alger under these plans at normal pilot retirement age of 60 and with 25 or more years of service is 60% of his final average earnings under these plans, reduced by 50% of the primary Social Security benefit that would have been payable to him had he retired in 1973 at age 65. The normal form of benefit payment is a joint and 50% survivor annuity but the benefit may be paid in a single life annuity with spousal consent. The Company has agreed that Mr. Alger's total benefits will be no less than they would have been had he been a participant in the Pension Plan from his original date of employment with the Company. Thus, a portion of Mr. Alger's total retirement benefits will be paid from the pilot plans, and the remainder will be paid from the Pension Plan and the non-qualified plans described herein.

            OTHER MATTERS INVOLVING DIRECTORS AND EXECUTIVE OFFICERS

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The members of the Personnel & Compensation Committee are Mr. Cartledge, who serves as Chairman, Mr. Broadhead (until November 1, 1997), Mr. Budd, Mrs. Evans and Mr. Grinstein.

    Mr. Grinstein was an executive officer of Western Air Lines, Inc. ("Western") from 1985 through March 1987. Western became a wholly owned subsidiary of the Company on December 18, 1986, and was merged into Delta on April 1, 1987.

RETENTION PROTECTION AGREEMENTS

    Delta has entered into Retention Protection Agreements ("Retention Agreements") with all of the persons named in the Summary Compensation Table (other than Mr. Allen) and certain other management personnel. These agreements provide certain benefits that vary by participation level to covered individuals if there is a Qualifying Event (as defined) during the term of the Retention Agreement. A Qualifying Event occurs if, within a specified period after a Change in Control (as defined), (1) there is an involuntary termination of the individual's employment by Delta, other than for Cause (as defined) or due to the individual's death or disability; or (2) the individual voluntarily terminates his employment for Good Reason (as defined). A Qualifying Event also occurs if there is a Change in Control within one year after a termination under either circumstance described in the preceding sentence as a result of actions taken by Delta in anticipation of a Change in Control.

    A Change in Control is generally defined as (1) the acquisition of 20% or more of the combined voting power of Delta stock; (2) a change in the composition of the Board of Directors such that the persons who were directors at the beginning of any two-year period (and any new director whose election was approved by at least two-thirds of directors then still in office who either were directors at the beginning of the period or whose election was so approved) cease to constitute a majority of the Board; or (3) a reorganization, merger or consolidation of Delta, or the Company's shareowners' approval of a sale of all or substantially all the assets of Delta, other than in certain specified circumstances.

    The benefits provided upon a Qualifying Event for executive officers include a lump sum payment of either two or three times the sum of the individual's annual base salary rate and target incentive compensation award; the present value of the individual's non-qualified pension benefits (with certain additional age and service credits); certain retiree medical and monthly survivor coverage (or the present value equivalent, depending on the individual's age) and life insurance coverage; certain flight benefits; and payment of any compensation deferred under Delta's Executive Deferred Compensation Plan. In addition, upon a Change in Control, pro rata target incentive compensation awards will be paid under the Incentive Compensation Plan, and all outstanding stock options, restricted stock and similar awards granted under the 1989 Stock Incentive Plan will immediately vest and become nonforfeitable and exercisable. The Retention Agreements also provide for reimbursement to the individual for taxes on certain welfare benefits as well as any excise taxes paid under Section 4999 of the Internal Revenue Code and related taxes thereon.

EMPLOYMENT AGREEMENT WITH MR. MULLIN

    The Board of Directors elected Mr. Mullin as Delta's President and Chief Executive Officer effective August 14, 1997. The Company and Mr. Mullin have entered into an agreement ("Employment Agreement") regarding Mr. Mullin's employment with Delta.

    The Employment Agreement provides for Mr. Mullin's employment through the later of August 13, 2002, or the first anniversary of the date written notice of intent to terminate is provided by the Company.

The Employment Agreement set Mr. Mullin's initial annual salary at $650,000, subject to possible future increases; and provides Mr. Mullin the opportunity to receive an annual incentive award under the Company's Incentive Compensation Plan, with a guaranteed award for fiscal 1998 equal to his initial annual salary. The Employment Agreement also provides for Mr. Mullin to participate in the Company's employee benefit programs, including insurance, retirement and fringe benefits, on terms no less favorable than the terms offered to other senior executives of the Company; for the Company to pay certain costs incurred by Mr. Mullin in connection with his relocation to the Atlanta area as well as his reasonable legal fees in connection with the preparation of the Employment Agreement; and for Mr. Mullin to receive from the Company a retirement benefit equal to that which Mr. Mullin would have earned under the Company's defined benefit plans, calculated crediting Mr. Mullin with 22 years of service plus the number of years of service attributable to his actual service with the Company. The retirement benefit will vest on August 14, 2000, and will be offset by benefits provided Mr. Mullin under the Company's qualified and non-qualified defined benefit plans, as well as by Mr. Mullin's Social Security benefits. Special provisions apply upon Mr. Mullin's retirement prior to age 62 or death prior to commencement of benefits.

    In the event of the termination of Mr. Mullin's employment during the term of the Employment Agreement by Delta without Cause (as defined), or by Mr. Mullin for Good Reason (as defined), the Employment Agreement generally provides that Mr. Mullin will be entitled to a lump sum payment equal to two times the sum of his final annual salary and the greater of his most recent target or actual annual incentive award; to a prorated target incentive award; and to continuation of medical and other benefits for two years after termination. In addition, upon termination under these circumstances, Mr. Mullin will be credited with two additional years of service for purposes of the retirement benefit described above, and to immediate vesting of the retirement benefit and of stock options and restricted stock. For these purposes, Cause and Good Reason are generally defined in a manner similar to the definitions of these terms in the Retention Agreements described above. In the event of a Change in Control of the Company, as defined in the Retention Agreements, the Employment Agreement provides that Mr. Mullin will be entitled to all of the benefits afforded to senior executives under the Retention Agreements. In addition, in the event of a Change in Control, the definition of Good Reason applicable to Mr. Mullin will include Mr. Mullin's resignation from the Company during the sixty-day period commencing on the first anniversary of the Change in Control.

    On August 14, 1997, Delta granted to Mr. Mullin under the Company's 1989 Stock Incentive Plan non-qualified stock options to purchase 500,000 shares of Common Stock at an exercise price of $88.3125 per share, the opening price of the Common Stock on the New York Stock Exchange on that date; and 6,000 shares of restricted stock. The stock options become exercisable as to 200,000 shares on August 14, 1998, and as to an additional 100,000 shares on each of August 14, 1999, 2000 and 2001. The restricted shares granted to Mr. Mullin vest in three equal installments on July 1, 1998, 1999 and 2000.

    Pursuant to Mr. Mullin's Employment Agreement, an agent of the Company purchased Mr. Mullin's home in Chicago. The Company's purchase price was $1,175,000, which is equal to the price an unrelated third party paid to purchase the house from the Company.

AGREEMENT WITH MR. ALLEN

    Effective July 31, 1997, Mr. Allen retired as Chairman of the Board, President and Chief Executive Officer, and resigned as a director of the Company. In connection with Mr. Allen's retirement and resignation, Delta and Mr. Allen entered into an agreement ("Retirement Agreement") which replaced and superseded Mr. Allen's employment agreement with Delta. Under the Retirement Agreement, Mr. Allen agreed to certain restrictions on his ability to provide services to major U.S. airlines that compete with Delta, and to restrictions on his solicitation of employment of Delta employees and disclosure of confidential information relating to Delta. In addition, Mr. Allen and Delta agreed under the Retirement Agreement to release each other from any claims relating to Mr. Allen's employment with or retirement from Delta. The Retirement Agreement provides that Mr. Allen will serve as a consultant to Delta for seven years, subject to extension in certain circumstances to eight years, in exchange for an annual consulting fee of $500,000.

    In settlement of Mr. Allen's rights under his prior employment agreement and under certain employee benefit plans and arrangements, and in return for Mr. Allen's undertakings as described above, Delta agreed under the Retirement Agreement to provide Mr. Allen with a lump sum severance payment of $4,586,515, as well as supplemental pension benefits sufficient to provide Mr. Allen with a total annual retirement benefit (including his benefits under Delta's existing qualified and non-qualified pension plans, but before plan related reductions such as the Social Security offset and preretirement survivor benefit charges) of $765,600 per year. In addition, Delta agreed to provide Mr. Allen with retiree life insurance coverage as though he had retired at age 65; survivor benefits under the Company's Survivorship Plan (see page 23) based on assumed final average earnings for purposes of that plan of $106,333 per month; and certain fringe benefits, including flight privileges, office space and secretarial services. The Retirement Agreement also provides for Mr. Allen's election as a lifetime advisory director of Delta, and for the Company to pay Mr. Allen's reasonable legal fees in connection with the preparation of the Retirement Agreement. Pursuant to the Retirement Agreement, upon his retirement and resignation, all stock options held by Mr. Allen became nonforfeitable, and restrictions on all of Mr. Allen's shares of restricted stock lapsed.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires Delta's directors, executive officers and persons who beneficially own more than 10% of a registered class of the Company's equity securities ("Reporting Persons") to file certain reports concerning their beneficial ownership of Delta's equity securities. Delta believes that during fiscal 1998 all Reporting Persons complied with their Section 16(a) filing obligations, except that a Form 4 reporting a sale of Common Stock in connection with a stock option exercise by Mr. Matsen was filed late.

                               PERFORMANCE GRAPH

    The following graph compares the cumulative total return on the Common Stock with the cumulative total returns on two published indices, the Standard & Poor's 500 Stock Index and the Standard & Poor's Airline Index, over the preceding five fiscal years.

                          CUMULATIVE TOTAL RETURNS (1)
                       ON $100 INVESTED ON JUNE 30, 1993

                                   [Graphic]

DATE                                                                      DELTA     S&P 500    S&P AIRLINE (2)
----------------------------------------------------------------------  ---------  ---------  -----------------
June 30, 1993.........................................................  $  100.00  $  100.00      $  100.00
June 30, 1994.........................................................  $   93.92  $  101.44      $   91.50
June 30, 1995.........................................................  $  153.63  $  127.81      $  110.64
June 30, 1996.........................................................  $  173.36  $  160.95      $  133.98
June 30, 1997.........................................................  $  173.02  $  216.70      $  138.68
June 30, 1998.........................................................  $  271.13  $  281.90      $  248.24

------------------------

(1) Cumulative total return is defined as stock price appreciation plus dividends paid, assuming reinvestment of all such dividends.

(2) The Standard & Poor's Airline Index consists of AMR Corporation, Delta, Southwest Airlines and US Airways Group.

                                   PROPOSAL 2
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    The Board of Directors, upon recommendation of the Audit Committee, has reappointed the firm of Arthur Andersen LLP as independent auditors for the Company for fiscal 1999, subject to ratification by the shareowners. Arthur Andersen LLP has served as the Company's independent auditors since 1949. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting, and will have an opportunity to make a statement if he or she so desires and to respond to questions. If the shareowners do not ratify the selection of Arthur Andersen LLP, the Board of Directors will reconsider the selection of independent auditors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                                   PROPOSAL 3
                 AMENDMENT TO THE CERTIFICATE OF INCORPORATION
A. DESCRIPTION OF PROPOSED AMENDMENT

    The Board of Directors has approved, and is recommending to the shareowners for approval at the Annual Meeting, an amendment to Article Fourth of the Certificate of Incorporation (1) to increase the number of shares of Common Stock which the Company is authorized to issue from 150 million, par value $3.00 per share, to 450 million, par value $1.50 per share; and (2) to effect a two-for-one stock split by changing each issued share of Common Stock into two shares of Common Stock, par value $1.50 per share. The Board of Directors determined that this amendment is advisable and should be considered at the Annual Meeting to be held October 22, 1998. The full text of the proposed amendment to the Certificate of Incorporation is set forth in Appendix A to this proxy statement.

    The Company is currently authorized to issue 20 million shares of preferred stock, par value $1.00 per share. The proposed amendment will not affect this authorization.

B. PURPOSES AND EFFECTS OF PROPOSED INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

    The proposed amendment would increase the number of shares of Common Stock which the Company is authorized to issue from 150 million to 450 million. The additional 300 million shares would be a part of the existing class of Common Stock and, if and when issued, would have the same rights and privileges as the shares of Common Stock presently issued and outstanding.

    At August 31, 1998, 73,482,933 shares of Common Stock were outstanding; 15,268,916 shares of Common Stock were held in treasury; and 27,983,810 shares of Common Stock were reserved for issuance under the Company's broad-based stock option plans, the 1989 Stock Incentive Plan and the Non-Employee Directors' Stock Plan; and 5,658,596 shares of Common Stock were reserved for conversion of the Company's outstanding ESOP Preferred Stock.

    The Board of Directors believes it is desirable to increase the number of shares of Common Stock the Company is authorized to issue to accomplish the proposed stock split, to reserve an amount of shares sufficient to satisfy the requirements set forth above and to provide the Company with adequate flexibility in the future. Except for the proposed stock split, the Company has no present commitments, agreements or intent to issue additional shares of Common Stock, other than with respect to currently reserved shares, or shares which may be issued or transferred from treasury under Delta's employee benefit, stock option and dividend reinvestment plans. The proposed stock split cannot occur unless shareowners approve the proposed amendment to Article Fourth of the Certificate of Incorporation.

    The proposed amendment to Article Fourth would permit the issuance of additional shares without further action or authorization by shareowners (except as may be required in a specific case by law or New York Stock Exchange rules). The Board believes it is prudent for the Company to have this flexibility.

    The holders of Common Stock of the Company are not entitled to preemptive rights or cumulative voting. Thus, the issuance of additional shares of Common Stock might dilute, under certain circumstances, the ownership and voting rights of shareowners.

    The proposed increase in the number of shares of Common Stock the Company is authorized to issue is not intended to inhibit a change in control of the Company. The availability for issuance of additional shares of Common Stock could discourage, or make more difficult, efforts to obtain control of the Company. For example, the issuance of shares of Common Stock in a public or private sale, merger or similar transaction would increase the number of outstanding shares, thereby possibly diluting the interest of a party attempting to obtain control of the Company. The Company is not aware of any pending or threatened efforts to acquire control of the Company.

C. PURPOSES AND EFFECTS OF PROPOSED TWO-FOR-ONE COMMON STOCK SPLIT

    The Board of Directors anticipates that the increase in the number of outstanding shares of Common Stock of the Company resulting from a two-for-one stock split will place the market price of the Common Stock in a range more attractive to investors, particularly individuals, and may result in a broader market for the shares. The Common Stock is currently listed for trading on the New York Stock Exchange, and the Company will apply for listing of the additional shares of Common Stock to be issued in the event the proposed stock split is approved.

    If the proposed amendment is adopted, each shareowner of record at 5:00 p.m., eastern standard time, on November 2, 1998, would be the record owner of, and entitled to receive, a certificate or certificates representing one additional share of Common Stock, par value $1.50 per share, for each share of Common Stock then owned of record by such shareowner. In addition, certificates representing shares of Common Stock, $3.00 par value, would be deemed to represent the same number of shares of Common Stock having a par value of $1.50 per share. Consequently, certificates representing shares of Common Stock should be retained by each shareowner and should not be returned to the Company or to its transfer agent. It will not be necessary to submit outstanding certificates for exchange.

    If effected, the proposed stock split will result in an adjustment to each outstanding share of ESOP Preferred Stock by changing (1) the conversion price from $83.94 to $41.97; (2) the conversion ratio from 0.8578 to 1.7155; and (3) the voting rights from one vote to two votes. Thus, the proposed stock split would not dilute the economic interest of the holders of the ESOP Preferred Stock, nor would it have any effect on the proportionate voting rights of such holders. In addition, appropriate adjustments will be made to the Company's 1989 Stock Incentive Plan and broad-based stock option plans.

    The Company has been advised by counsel that the proposed stock split would result in no gain or loss or realization of taxable income to owners of Common Stock under existing United States federal income tax laws. The cost basis for tax purposes of each new share and each retained share of Common Stock would be equal to one-half of the cost basis for tax purposes of the corresponding share immediately preceding the stock split. In addition, the holding period for the additional shares issued pursuant to the stock split would be deemed to be the same as the holding period for the original share of Common Stock. The laws of jurisdictions other than the United States may impose income taxes on the issuance of the additional shares and shareowners are urged to consult their tax advisors.

    If shareowners dispose of their shares subsequent to the stock split, they may pay higher brokerage commissions on the same relative interest in the Company because that interest is represented by a greater number of shares. Shareowners may wish to consult their respective brokers to ascertain the brokerage commission that would be charged for disposing of the greater number of shares.

    If the proposed amendment is adopted, the shareowners' equity accounts of the Company would not change. The par value of a share of Common Stock after the split would be $1.50 per share. The number of shares issued and outstanding, reserved for issuance and held in the treasury would double.

D. EFFECTIVE DATE OF PROPOSED AMENDMENT AND ISSUANCE OF SHARES FOR STOCK SPLIT

    The proposed amendment to Article Fourth of the Certificate of Incorporation of the Company, if adopted by the required vote of shareowners, will become effective at 5:00 p.m., eastern standard time, on November 2, 1998, the proposed record date for the determination of the owners of Common Stock entitled to receive a certificate or certificates representing the additional shares.

    Please do not destroy or send your present Common Stock certificates to the Company. If the proposed amendment is adopted, those certificates will remain valid for the number of shares shown thereon, and should be carefully preserved by you. The Company expects that the additional shares will be distributed on or about November 16, 1998, either by delivery of physical certificates through the mail or by book-entry in the records of the Company. If the additional shares are distributed by book-entry, you will be entitled to receive physical stock certificates upon request.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                                   PROPOSAL 4
                              SHAREOWNER PROPOSAL

    Mrs. Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Avenue, N.W., Suite 215, Washington, D.C. 20037, who is the beneficial owner of 50 shares of Common Stock, has given notice that she will introduce the following resolution at the Annual Meeting:

    "RESOLVED: That the stockholders of Delta Air Lines, Inc., assembled in Annual Meeting in person and by proxy, hereby request the Board of Directors to take the necessary steps to provide for cumulative voting in the election of directors, which means each stockholder shall be entitled to as many votes as shall equal the number of shares he or she owns multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single candidate, or any two or more of them as he or she may see fit.

    REASONS: Many states have mandatory cumulative voting, so do National Banks. In addition, many corporations have adopted cumulative voting.

    If you AGREE, please mark your proxy FOR this resolution."

    THE BOARD OF DIRECTORS OPPOSES THIS PROPOSAL.

    Cumulative voting could facilitate the election of directors who represent special minority interests. The Board of Directors opposes cumulative voting because it believes each director has a duty to represent the interests of the shareowners as a whole, rather than only a limited group of shareowners. Moreover, the Board believes the present method of voting, in which each director is elected by a majority of the votes present and entitled to vote at the annual meeting of shareowners, provides the best assurance that directors will represent all shareowners. ACCORDINGLY, THE BOARD RECOMMENDS A VOTE "AGAINST" THIS PROPOSAL.

                                   PROPOSAL 5
                              SHAREOWNER PROPOSAL

    The Sisters of St. Francis of Philadelphia, 609 South Convent Road, Aston, PA 19014, who are the beneficial owners of shares of Common Stock with a market value of at least $1,000, and the Bernardine Franciscan Sisters, 2627 West Ninth Street, Chester, PA 19013, who are the beneficial owners of at least 100 shares of Common Stock, have given notice that they will introduce the following resolution at the Annual Meeting:

                      "ENDORSEMENT OF THE CERES PRINCIPLES
                    FOR PUBLIC ENVIRONMENTAL ACCOUNTABILITY"

    "WHEREAS WE BELIEVE, Responsible implementation of a sound, credible environmental policy increases long-term shareholder value by raising efficiency, decreasing clean-up costs, reducing litigation, enhancing public image and product attractiveness.

    Adherence to public standards for environmental performance gives a company greater public credibility than standards created by industry alone. For maximum credibility and usefulness, such standards should specifically meet the concerns of investors and other stakeholders.

    Companies are increasingly being expected by investors to do meaningful, regular, comprehensive and impartial environmental reports. Standardized environmental reports enable investors to compare performance over time. They also attract investment from investors seeking companies which are environmentally responsible and which minimize the risk of environmental liability.

    WHEREAS: The Coalition for Environmentally Responsible Economies (CERES) -which includes shareholders of this Company; public interest representatives, and environmental experts--consulted with corporations to produce the CERES Principles as comprehensive public standards for both environmental performance and reporting. Scores of companies, including Bank America, Baxter International, Bethlehem Steel, General Motors, H.B. Fuller, ITT Industries, Pennsylvania Power and Light, Polaroid, and Sun (Sunoco), have endorsed these principles to demonstrate their commitment to public environmental accountability and standardized reporting. Fortune 500 endorsers say that the benefits of working with CERES are *public credibility, *direct access to major environmental and shareholder organizations, *leadership in designing the rapidly advancing standardization of environmental disclosure, and *measurable value-added for the company's environmental initiative;

    A company endorsing the CERES Principles commits to work toward:

1. Protection of the biosphere            4. Energy conservation                    7. Environmental restoration
2. Sustainable natural resource use       5. Risk reduction                         8. Informing the public
3. Waste reduction and disposal           6. Safe products/services                 9. Management commitment
                                                                                    10. Audits and reports

(Materials on the CERES Principles and CERES Report Form are obtainable from CERES, 711 Atlantic Avenue, Boston, MA 02110, tel: 617-451-0927, fax:
617-482-2028).

    CERES is distinguished from other initiatives for corporate environmental responsibility by being (1) a successful model of shareholder relations; (2) a leader in public accountability through standardized environmental reporting; and (3) a catalyst for significant and measurable environmental improvement within firms.

    RESOLVED: Shareholders request the Company to endorse the CERES Principles as a part of its commitment to be publicly accountable for its environmental impact.

                              SUPPORTING STATEMENT

    Many investors support this resolution. Those sponsoring similar resolutions at various companies have portfolios totaling $75 billion. Furthermore, the number of public pension funds and foundations supporting this resolution increases every year. We believe the CERES Principles exceed the European Community regulation for voluntary participation in verified and publicly-reported eco-management and auditing, and that they also exceed the requirements for ISO 14000.

    Your vote FOR this resolution will encourage both scrutiny of our Company's environmental policies and reports and adherence to goals supported by management and shareholders alike. We believe the CERES Principles will protect both your investment and your environment."

    THE BOARD OF DIRECTORS OPPOSES THIS PROPOSAL.

    Delta has in place a policy recognizing the need to preserve and protect the vital natural resources of clean air, clean water and land. The Company also recognizes its responsibility to comply with the laws, regulations and the legitimate interests of those communities in which it operates. Delta's clear and mandatory policy is to be sensitive to the quality of the environment and to conduct its business in an environmentally conscious and responsible manner. Implementation of this policy is a primary management objective and the responsibility of all Delta personnel.

    Delta's environmental policy includes the following principles:

    - Maintaining an effective program of compliance with all environmental laws and regulations;

    - Properly managing solid and hazardous waste;

    - Providing annual training to all employees involved in the handling of hazardous materials and petroleum product storage and transfer;

    - Minimizing the discharge of waste materials in to the environment by using responsible pollution control practices; and

    - Conducting audits of Delta's performance and practices to ensure regulatory compliance and good environmental practice.

    The Board believes the adoption of the CERES Principles would subject the Company to additional reporting and audit requirements without enhancing Delta's strong commitment to act in an environmentally responsible manner. ACCORDINGLY, THE BOARD RECOMMENDS A VOTE "AGAINST" THIS PROPOSAL.

                            EXPENSE OF SOLICITATION

    The cost of this solicitation will be borne by Delta. In addition to solicitation by mail, certain officers and employees of the Company, who will receive no compensation for their services other than their regular salaries, may solicit proxies in person, telephone or by other means. Delta may also make arrangements with brokerage houses, custodians, nominees and other fiduciaries to send proxy material to their principals at the Company's expense. The Company has retained Morrow & Co., Inc. to aid in the solicitation of proxies at a fee of $9,500 plus certain expenses.

               SUBMISSION OF SHAREOWNER PROPOSALS AND NOMINATIONS

    To be considered for inclusion in the Company's 1999 proxy materials under Securities and Exchange Commission regulations, a shareowner proposal must be directed to the Secretary of the Company at its principal executive office address set forth on page one of this proxy statement, must be received by the Company not later than May 19, 1999, and must comply in all respects with the applicable Securities and Exchange Commission rules and regulations.

    The following requirements apply to all shareowner proposals other than those included in the Company's proxy materials pursuant to Securities and Exchange Commission rules and regulations.

    The Company's By-Laws require a shareowner proposing to nominate persons for election to the Board of Directors, or to introduce other business, at the annual meeting of shareowners to give timely written notice to the Secretary of the Company. To be timely, a shareowner's notice must be delivered to or mailed and received at the Company's principal executive offices not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting; provided that if the Board of Directors calls the annual meeting for a date that is not within 30 days before or after such anniversary date, notice by the shareowner to be timely must be so delivered or mailed and received not later than the close of business on the 10th day following the day on which the Board of Directors gave such notice or made such public disclosure of the date of the annual meeting, whichever first occurs.

    The Company's By-Laws further provide that a shareowner's notice proposing to nominate persons for election to the Board of Directors must contain certain information including, but not limited to, information relating to such persons that would be required to be disclosed in proxy solicitations for the election of directors under Securities and Exchange Commission regulations. A shareowner's notice proposing to bring other business before the annual meeting must contain (1) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (2) the shareowner's name and address; (3) the class and number of shares of the Company's capital stock beneficially owned by the shareowner; and (4) any material interest of the shareowner in such business.

                                 ANNUAL REPORT

    This proxy statement is accompanied, or preceded, by the Company's Annual Report to Shareowners for the fiscal year ended June 30, 1998. The Annual Report, which contains financial and other information regarding the Company, is not incorporated in the proxy statement and is not to be deemed a part of the proxy soliciting material.

                                 OTHER MATTERS

    The Board of Directors knows of no other matters which may come before the Annual Meeting. If any matters other than those referred to above should properly come before the meeting, the persons designated by the Board to serve as proxies will have discretionary authority to vote such proxies in accordance with their best judgment.

                                                                      APPENDIX A

    PROPOSED AMENDMENT TO ARTICLE FOURTH OF THE CERTIFICATE OF INCORPORATION
                            OF DELTA AIR LINES, INC.

    The first paragraph of Article FOURTH is proposed to be amended to read in its entirety as follows:

    "FOURTH: A. The total number of shares of capital stock which the corporation shall have authority to issue is Four Hundred Seventy Million (470,000,000), of which Four Hundred Fifty Million (450,000,000) shall be common stock of the par value of One Dollar and Fifty Cents ($1.50) per share (hereinafter called the "common stock"), and Twenty Million (20,000,000) shall be preferred stock of the par value of One Dollar ($1.00) per share (hereinafter called the "preferred stock").

    "Each share of common stock, par value $3.00 per share, of the corporation issued and outstanding or held in treasury of the corporation immediately prior to 5:00 p.m., eastern standard time, on November 2, 1998 (the "Effective Time"), that being the time when the amendment of this Article FOURTH of the Certificate of Incorporation shall have become effective, shall be changed into and reclassified into two fully paid and nonassessable shares of common stock, par value $1.50 per share, such that at the Effective Time: (1) each holder of record of common stock, par value $3.00 per share, shall, without further action, be and become the holder of one additional share of common stock, par value $1.50 per share, for each share of common stock, par value $3.00 per share, held of record immediately prior to the Effective Time; and (2) each certificate representing shares of common stock, par value $3.00 per share, outstanding or held in treasury immediately prior to the Effective Time shall continue to represent the same number of shares of common stock, par value $1.50 per share. The corporation shall issue and cause to be distributed to each holder of record of shares of common stock, par value $3.00 per share, immediately prior to the Effective Time, as promptly as practicable thereafter, one additional share of common stock, par value $1.50 per share, for each share of common stock, par value $3.00 per share, held of record immediately prior to the Effective Time."

                                                                      APPENDIX B

                                 PROXY

[DELTA AIR LINES, INC. LOGO]


                   THIS PROXY IS SOLICITED ON BEHALF OF
              THE BOARD OF DIRECTORS OF DELTA AIR LINES, INC.

The undersigned, having received the Notice of Annual Meeting of Shareowners and Proxy Statement, hereby appoints Mary Johnston Evans, Gerald Grinstein and Leo F. Mullin, and each of them, as proxies with full power of substitution, for and in the name of the undersigned, to vote all shares of Common Stock of Delta Air Lines, Inc. owned of record by the undersigned as indicated on the reverse side of this Proxy Card and, in their discretion, on such other matters as many properly come before the Annual Meeting of Shareowners to be held at The Waldorf-Astoria, 301 Park Avenue, New York, New York 10022, on Thursday, October 22, 1998, at 9:00 a.m., local time, or any adjournment thereof, unless otherwise specified herein.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOX (SEE REVERSE SIDE), BUT YOU NEED NOT MARK ANY BOX IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS PROXY CARD OR VOTE BY TELEPHONE OR THE INTERNET.

NOMINEES FOR DIRECTOR:

(1) Edwin L. Artzt, (2) Henry A. Biedenharn, III, (3) James L. Broadhead,
(4) Edward H. Budd, (5) R. Eugene Cartledge, (6) Mary Johnston Evans,
(7) Gerald Grinstein, (8) Leo F. Mullin and (9) Andrew J. Young.


                                                           [See Reverse Side]

-------------------------------------------------------------------------------
             DETACH AND RETURN PROXY CARD; RETAIN ADMISSION TICKET


CONDUCT OF MEETING

In fairness to all shareowners attending the 1998 Annual Meeting of Shareowners and in the interest of an orderly and constructive meeting, the following procedures will apply:

1. Proposals will be presented in the order in which they appear in the Proxy Statement. Presentations by proponents of shareowner proposals may not exceed a total of five minutes. Questions or comments about any proposal under consideration should be limited to two minutes.

2. Questions or comments concerning any issue raised during the shareowner question and comment period should be relevant to matters of general interest to shareowners and will be limited to two minutes.

3. The use of cameras, sound recording equipment, communication devices, or any other similar equipment is prohibited without Delta's prior permission.

    /X/ Please mark your votes as in this example.

This Proxy, when properly executed and delivered, will be voted in the manner directed herein. If no direction is made, this Proxy will be voted FOR all of the Board of Directors' nominees for Director, FOR Proposals 2 and 3, and AGAINST Proposals 4 and 5.

----------------------------------------------------------------------------------------
Delta's Board of Directors recommends a vote FOR all nominees and FOR Proposals 2 and 3.
----------------------------------------------------------------------------------------
1. Election of Nominees                      / /  FOR ALL                             / /  WITHHOLD AUTHORITY
   for Director.                             except as indicated below                to vote for all
(see reverse)

Instruction: To withhold authority to vote for any individual nominee, write that nominee's name below.
---------------------------------------------------------------------------------------

                                                                                       FOR          AGAINST        ABSTAIN

2. PROPOSAL to ratify the appointment of Arthur Andersen LLP as independent            / /            / /            / /
   auditors for fiscal year 1999.

3. PROPOSAL to amend the Certificate of Incorporation to increase the authorized       / /            / /            / /
   Common Stock of the Company and to effect a two-for-one split of the issued
   Common Stock of the Company.

---------------------------------------------------------------------------------------
Delta's Board of Directors recommends a vote AGAINST Proposals 4 and 5.
---------------------------------------------------------------------------------------

4. PROPOSAL by a shareowner relating to cumulative voting for directors.               / /            / /            / /

5. PROPOSAL by a shareowner relating to the CERES Principles for Public                / /            / /            / /
   Environmental Accountability.

---------------------------------------------------------------------------------------

I plan to attend the Annual Meeting of Shareowners.                               YES  / /


                                         This proxy, if properly executed and delivered, will revoke all prior proxies.

                                         PLEASE DATE, SIGN AND MAIL THIS PROXY CARD IN THE ACCOMPANYING ENVELOPE. NO
                                         POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                         Please sign EXACTLY as your name appears hereon. When signing as administrator, attorney, executor, guardian or trustee, please give your full title. If the signer is a corporation or partnership, please sign full corporate or partnership name by duly authorized person. If shares are held jointly, each joint owner should sign.


                                         --------------------------------------------------------------------------

                                         --------------------------------------------------------------------------
                                         SIGNATURE                                                              DATE


------------------------------------------------------------------------------
                       DETACH AND RETURN PROXY FORM






TELEPHONE AND INTERNET VOTING INSTRUCTIONS

You may use the telephone or the internet, to vote your shares electronically, 24 hours per day, 7 days a week. To access the telephone or internet voting system, you must use the control number printed in the box above.

1. To vote over the telephone: Using a touch-tone telephone, call 1-800-OK2-VOTE(1-800-652-8683).

2. To vote over the internet: Log on to the internet and go to the web site http://www.vote-by-net.com

Your electronic vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card. If you choose to vote your shares electronically, there is no need for you to mail back your proxy card.

------------------------------------------------------------------------------
                                ADMISSION TICKET
------------------------------------------------------------------------------

Please indicate whether you plan to attend the 1998 Annual Meeting of Shareowners by marking the appropriate box on the Proxy Card, or if you use the telephone or internet system, when prompted. Only the shareowner whose name(s) appears on this ticket, or the proxy of that shareowner, will be admitted. Due to space limitations, admission to the meeting will be on a first-come, first-served basis. Registration will begin at 8:00 a.m.

                                          DELTA AIR LINES, INC.
                                          ANNUAL MEETING OF SHAREOWNERS
                                          THURSDAY, OCTOBER 22, 1998, 9:00 A.M.
                                          THE WALDORF-ASTORIA, 301 PARK AVENUE
                                          NEW YORK, NEW YORK 10022

                                          [Delta Air Lines LOGO]

                                          Internal Memorandum

                                          DATE: September 16, 1998

TO: Participants in the Delta Family-Care Savings Plan

FROM: President and Chief Executive Officer

SUBJECT: DELTA'S 1998 ANNUAL MEETING OF SHAREOWNERS

As a participant in the Delta Family-Care Savings Plan (Savings Plan), you have the confidential right to instruct Fidelity Management Trust Company, the Savings Plan trustee (Trustee), how to vote the Delta stock attributable to your Savings Plan account at Delta's 1998 Annual Meeting of Shareowners. I strongly encourage you to exercise this right because your vote is important.

To instruct the Trustee how to vote the Delta stock attributable to your Savings Plan account, please complete and sign the enclosed Voting Instruction Form and return it in the enclosed envelope. Alternatively, you may use the telephone or internet voting instruction system which is discussed on the Voting Instruction Form.

Attendance at the Annual Meeting will be limited to shareowners, persons holding proxies from shareowners, Savings Plan participants, and representatives of the news media. Please indicate whether you plan to attend the Annual Meeting by marking the appropriate box on the Voting Instruction Form or, if you use the telephone or internet voting instruction system, by indicating so when prompted.

Also enclosed is copy of Delta's 1998 Notice of Annual Meeting of Shareowners, Proxy Statement and, if you were not a registered owner of Delta stock on the August 31, 1998 record date for the Annual Meeting, Delta's Annual Report to Shareowners. If you were a registered owner of Delta stock on the record date, the Annual Report to Shareowners was previously sent to you in a separate package with the proxy materials for those shares. To obtain an additional copy of the Annual Report to Shareowners, please contact Investor Relations at (404) 715-2170.

Delta's Board of Directors recommends a vote FOR the election of all 9 nominees for Director, FOR Proposals 2 and 3, and AGAINST Proposal 4 and 5, as set forth in the Proxy Statement.

                                        /s/ Leo
                                       --------------------
                                       Leo F. Mullin


Enclosures

DELTA FAMILY-CARE SAVINGS PLAN
VOTING INSTRUCTION FORM

THIS VOTING INSTRUCTION FORM IS PROVIDED BY FIDELITY MANAGEMENT TRUST COMPANY, AS TRUSTEE (TRUSTEE) FOR THE DELTA FAMILY-CARE SAVINGS PLAN (SAVINGS
PLAN), for the Annual Meeting of Shareowners of Delta Air Lines, Inc. (Delta or the Company) to be held at The Waldorf-Astoria, 301 Park Avenue, New York New York, on Thursday, October 22, 1998, at 9:00 a.m., local time, or any adjournment thereof (Annual Meeting).

I understand that, under the Savings Plan, I have the confidential right to instruct the Trustee how to vote shares of Delta's Series B ESOP Convertible Preferred Stock and Common Stock attributable to my Savings Plan account. I also understand that pages 12-13 of Delta's Proxy Statement dated September 16, 1998 describe how the Trustee will vote (1) such shares attributable to my Savings Plan account if I do not provide voting instructions to the Trustee on or before 5:00 p.m. eastern daylight time on October 20, 1998; and
(2) shares of Delta's Series B ESOP Convertible Preferred Stock that were not allocated to any participant's Savings Plan account on the August 31, 1998 record date for the Annual Meeting.

Pursuant to the Savings Plan, I instruct the Trustee to vote the shares of Delta's Series B ESOP Convertible Preferred Stock and Common Stock attributable to my Savings Plan account at the Annual Meeting, as indicated on the reverse of this form.

I hereby acknowledge receipt of Delta's Proxy Statement dated September 16,
1998.

NOMINEES FOR DIRECTOR:
(1) Edwin L. Artzt, (2) Henry A. Biedenharn, III, (3) James L. Broadhead,
(4) Edward H. Budd, (5) R. Eugene Cartledge, (6) Mary Johnston Evans,
(7) Gerald Grinstein, (8) Leo F. Mullin and (9) Andrew J. Young.

                                                            [See Reverse Side]
-------------------------------------------------------------------------------
      DETACH AND RETURN VOTING INSTRUCTION CARD; RETAIN ADMISSION TICKET

CONDUCT OF MEETING

In fairness to all shareowners attending the 1998 Annual Meeting of Shareowners and in the interest of an orderly and constructive meeting, the following procedures will apply:

1. Proposals will be presented in the order in which they appear in the Proxy Statement. Presentations by proponents of shareowner proposals may not exceed a total of five minutes. Questions or comments about any proposal under consideration should be limited to two minutes.

2. Questions or comments concerning any issue raised during the shareowner question and comment period should be relevant to matters of general interest to shareowner and will be limited to two minutes.

3. The use of cameras, sound recording equipment, communication devices, or any other similar equipment is prohibited without Delta's prior permission.

    /X/ Please mark your votes as in this example.

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DELTA FAMILY-CARE SAVINGS PLAN VOTING INSTRUCTION FORM
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Delta's Board of Directors recommends a vote FOR all nominees and FOR Proposals 2 and 3.
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1. Election of Nominees                      / /  FOR ALL                             / /  WITHHOLD AUTHORITY
   for Director.                             (except as indicated below)              to vote for all
(see reverse)

Instruction: To withhold authority to vote for any individual nominee, write that nominee's name below.
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                                                                                       FOR          AGAINST        ABSTAIN

2. PROPOSAL to ratify the appointment of Arthur Andersen LLP as independent            / /            / /            / /
   auditors for fiscal year 1999.

3. PROPOSAL to amend the Certificate of Incorporation to increase the authorized       / /            / /            / /
   Common Stock of the Company and to effect a two-for-one split of the issued
   Common Stock of the Company.

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Delta's Board of Directors Recommends a vote AGAINST Proposals 4 and 5.
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4. PROPOSAL by a shareowner relating to cumulative voting for directors.               / /            / /            / /

5. PROPOSAL by a shareowner relating to the CERES Principles for Public                / /            / /            / /
   Environmental Accountability.

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I plan to attend the Annual Meeting of Shareowners.                               YES  / /


                                         This Voting Instruction Form, if properly executed and delivered, will revoke all prior instructions.

                                         PLEASE DATE, SIGN AND MAIL THIS VOTING INSTRUCTION FORM IN THE ACCOMPANYING ENVELOPE.
                                         NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                         Please sign EXACTLY as your name appears hereon. When signing as administrator, attorney, executor, guardian or trustee, please give your full title.



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                                         SIGNATURE                                                              DATE

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                 DETACH AND RETURN VOTING INSTRUCTION FORM





TELEPHONE AND INTERNET VOTING INSTRUCTIONS

You may use the telephone or the internet, 24 hours per day 7 days a week to instruct the Trustee, how to vote the Delta stock attributable to your Savings Plan account. To access the telephone or internet voting instruction system, you must use the control number printed in the box above.

1. To vote over the telephone: Using a touch-tone telephone, call 1-800-OK2-VOTE(1-800-652-8683).

2. To vote over the internet: Log on to the internet and go to the web site http://www.vote-by-net.com

Using the telephone or internet voting instruction system has the same effect as giving the Trustee voting instructions by marking, signing, dating and returning the Voting Instruction Form. If you use the telephone or internet voting instruction system, there is no need to return your Voting Instruction Form.

OTHER INSTRUCTIONS
To be effective, your voting instructions must be received by the Trustee on or before 5:00 p.m. eastern daylight time on October 20, 1998. This deadline applies whether you use the Voting Instruction Form, or the telephone or internet voting instruction system.

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                                ADMISSION TICKET
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Please indicate whether you plan to attend the 1998 Annual Meeting of
Shareowners by marking the appropriate box on the Voting Instruction Form or, if you use the telephone or internet system, when prompted. You should bring this Admission Ticket to the Annual Meeting to be admitted. Only the person whose name appears on this ticket will be admitted. Due to space limitations, admission to the meeting will be on a first-come, first-served basis. Registration will begin at 8:00 a.m.

                                          DELTA AIR LINES, INC.
                                          ANNUAL MEETING OF SHAREOWNERS
                                          THURSDAY, OCTOBER 22, 1998, 9:00 A.M.
                                          THE WALDORF-ASTORIA, 301 PARK AVENUE
                                          NEW YORK, NEW YORK 10022